806754.7/LCB/19556/019  11/10/97

                                   Exhibit 4a












                         MASTER REIMBURSEMENT AGREEMENT

                         Dated as of September 15, 1997

                                     between

                            SENECA FOODS CORPORATION

                                  as Borrower,


                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                                    as Lender

                                TABLE OF CONTENTS



1.       LETTERS OF CREDIT..................................................
         1.1      Letters of Credit.........................................
         1.2      Loans Automatic...........................................
         1.3      Prepayment................................................
         1.4      Interest and Applicable Margins...........................
         1.5      Prepayment; Termination Fees..............................
         1.6      Receipt of Payments.......................................
         1.7      Application and Allocation of Payments....................
         1.8      Loan Account and Accounting...............................
         1.9      Indemnity.................................................
         1.10     Access....................................................
         1.11     Taxes.....................................................
         1.12     Capital Adequacy; Increased Costs; Illegality.............
         1.13     Single Obligation.........................................


2.       CONDITIONS PRECEDENT...............................................
         2.1      Conditions to the Issuance of the Letters of Credit.......


3.       REPRESENTATIONS AND WARRANTIES.....................................
         3.1      Incorporation, Good Standing and Due Qualification........
         3.2      Executive Offices; FEIN...................................
         3.3      Corporate Power, Authorization, Enforceable Obligations...
         3.4      Financial Statements and Projections......................
         3.5      Material Adverse Effect...................................
         3.6      Ownership of Property; Liens..............................
         3.7      Labor Matters.............................................
         3.8      Ventures, Subsidiaries and Affiliates; Outstanding Stock
                  and Indebtedness..........................................
         3.9      Government Regulation.....................................
         3.10     Margin Regulations........................................
         3.11     Taxes.....................................................
         3.12     ERISA.....................................................
         3.13     No Litigation.............................................
         3.14     Brokers...................................................
         3.15     Full Disclosure...........................................
         3.16     Environmental Matters.....................................
         3.17     Insurance.................................................
         3.18     Agreements and Other Documents............................
         3.19     Solvency..................................................
         3.20     Bond Documentation........................................
         3.21     PACA Compliance...........................................
         3.22     Operation of Business.....................................
         3.23     No Default on Outstanding Judgments or Orders.............
         3.24     No Defaults on Other Agreements...........................
         3.25     Partnerships..............................................
         3.26     No Forfeiture.............................................
         3.27     Pillsbury Transactions; Other Agreements..................



4.       FINANCIAL STATEMENTS AND INFORMATION...............................
         4.1      Reports and Notices.......................................
         4.2      Communication with Accountants............................


5.       AFFIRMATIVE COVENANTS..............................................
         5.1      Maintenance of Existence and Conduct of Business..........
         5.2      Payment of Obligations....................................
         5.3      Books and Records.........................................
         5.4      Insurance; Damage to or Destruction of Collateral.........
         5.5      Compliance with Laws......................................
         5.6      Supplemental Disclosure...................................
         5.7      Environmental Matters.....................................
         5.8      Further Assurances........................................
         5.9      Notices...................................................
         5.10     Appraisals................................................
         5.11     Environmental Reports.....................................
         5.12     Pillsbury Documents; Insurance Company Loan Documents;
                  Chase Agreements..........................................


6.       NEGATIVE COVENANTS.................................................
         6.1      Mergers...................................................
         6.2      Investments; Loans and Advances...........................
         6.3      Indebtedness..............................................
         6.4      Affiliate Transactions....................................
         6.5      Capital Structure and Business............................
         6.6      Guaranteed Indebtedness...................................
         6.7      Liens.....................................................
         6.8      Sale of Stock and Assets..................................
         6.9      ERISA.....................................................
         6.10     Hazardous Materials.......................................
         6.11     Sale-Leasebacks...........................................
         6.12     Cancellation of Indebtedness..............................
         6.13     Dividends; Distributions..................................
         6.14     Change of Corporate Name or Location; Change of Fiscal
                  Year......................................................
         6.15     No Impairment of Intercompany Transfers...................
         6.16     Acquisitions..............................................
         6.17     No Activities Leading to Forfeiture.......................
         6.18     No Prepayment of Insurance Company Financing..............
         6.19     Amendment of Pillsbury Documents; Insurance Company
                  Loan Documents............................................
         6.20     Financial Covenants.......................................


7.       TERM...............................................................
         7.1      Termination...............................................
         7.2      Survival of Obligations Upon Termination of Financing
                  Arrangements..............................................


8.       EVENTS OF DEFAULT: RIGHTS AND REMEDIES.............................
         8.1      Events of Default.........................................
         8.2      Remedies..................................................
         8.3      Waivers by Borrower.......................................

9.       PARTICIPATIONS.....................................................
         9.1      Participations............................................

10.      SUCCESSORS AND ASSIGNS.............................................
         10.1     Successors and Assigns....................................


11.      MISCELLANEOUS......................................................
         11.1     Complete Agreement; Modification of Agreement.............
         11.2     Amendments and Waivers....................................
         11.3     Fees and Expenses.........................................
         11.4     No Waiver.................................................
         11.5     Remedies..................................................
         11.6     Severability..............................................
         11.7     Conflict of Terms.........................................
         11.8     Confidentiality...........................................
         11.9     GOVERNING LAW.............................................
         11.10    Notices...................................................
         11.11    Section Titles............................................
         11.12    Counterparts..............................................
         11.13    WAIVER OF JURY TRIAL......................................
         11.14    Press Releases............................................
         11.15    Reinstatement.............................................
         11.16    Advice of Counsel.........................................
         11.17    No Strict Construction....................................

                               INDEX OF APPENDICES


Schedule 3.2      Executive Offices; FEIN
Schedule 3.4(A)   Financial Statements
Schedule  3.6     Real Estate and Leases
Schedule  3.7     Labor Matters
Schedule  3.8     Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule  3.12    ERISA Plans
Schedule  3.16    Hazardous Materials
Schedule  3.17    Insurance
Schedule  3.18    Material Agreements
Schedule  6.3     Indebtedness
Schedule  6.7     Existing Liens
Schedule  6.8     Properties Permitted to be Sold

Annex A (Recitals)         Definitions
Annex B (Section 1.2)      Letters of Credit
Annex C (Section 2.1(a)) Schedule of Additional Closing Documents Annex D (Section 4.1(a)) Financial Statements and Projections - Reporting Annex E
(Section 4.1(b)) Collateral Reports Annex F (Section 11.10) Notice Addresses Annex G (Section 6.20) Financial Covenants

         MASTER REIMBURSEMENT AGREEMENT, dated as of August __, 1997 between SENECA FOODS CORPORATION, a New York corporation ("Borrower") and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), as Lender.


RECITALS

         WHEREAS, Borrower desires that Lender cause the issuance of four irrevocable letters of credit in favor of Norwest Bank Minnesota, National Association, as trustee, to secure the payment of principal and interest, when and as due, on the Bonds (as hereafter defined) and Lender is willing to do so upon the terms and conditions set forth herein; and

         WHEREAS, Borrower desires to secure all of its obligations under the Loan Documents (as hereinafter defined) by granting to Lender a security interest in and lien upon certain of its existing and after-acquired personal and real property; and

         WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.       LETTERS OF CREDIT

 .        1.1.     Letters of Credit

                  (a) Issuance. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Lender agrees to cause the issuance of each Letter of Credit in its respective Original Stated Amount and incur Letter of Credit Obligations in respect thereof.

                  (b) Drawings under the Letters of Credit. The Trustee or the Tender Agent, as the case may be, upon delivery of written notice to Lender and the L/C Issuer, is authorized to make the following types of drawings under each Letter of Credit in accordance with its respective terms:

                       (i) As provided in Section 6.4 of each Indenture, on the Business Day immediately preceding an Interest Payment Date, the Trustee shall make an Interest Drawing under the applicable Letter of Credit in an amount sufficient to pay interest due and payable on such Interest Payment Date on the applicable Bonds then Outstanding (other than Borrower Bonds and Pledged Bonds).

                           (ii) As provided in Section 6.4 of each Indenture, on
the Business Day immediately preceding any redemption date, the Trustee shall make a Redemption Drawing under the applicable Letter of Credit in an amount sufficient to pay (1) the principal amount of any Bonds (other than Borrower Bonds and Pledged Bonds) to be redeemed on such redemption date in accordance with Section 3.1(a), (c) or (d) of such Indenture plus (2) interest accrued on such Bonds to the date of redemption, provided that in the event the date of redemption coincides with an Interest Payment Date on such Bonds, the Redemption Drawing shall not include any accrued interest on such Bonds (which interest shall be payable pursuant to an Interest Drawing).

                           (iii)  As   provided   in  Section   6.9(c)  of  each
Indenture, in the event Bonds (other
than Borrower Bonds and Pledged Bonds) shall have been tendered for purchase pursuant to Section 4.1 or Section 4.2 of such Indenture and the Remarketing Agent shall not have remarketed all or part of such Bonds as provided in such Indenture or payment of the purchase price of such Bonds has not been received by 11:00 a.m., New York City time, on the purchase date of such Bonds, the Trustee by 11:30 a.m., New York City time, shall make a Liquidity Drawing under the applicable Letter of Credit in an amount sufficient to purchase any Bonds (other than Borrower Bonds and Pledged Bonds) (or part thereof) tendered by the holders thereof, provided that in the event that the purchase date coincides with an Interest Payment Date on such Bonds, the Liquidity Drawing shall not include any accrued interest on such Bonds (which interest shall be payable pursuant to an Interest Drawing).

                           (iv) As provided in Section 9.2 of each Indenture, if
an "event of default" under
any Indenture shall have occurred and be continuing and if the principal amount of all Bonds then Outstanding under such Indenture and all interest accrued thereon have become immediately due and payable in accordance therewith, the Trustee shall make an Acceleration Drawing under the applicable Letter of Credit for (1) the principal amount of all such Bonds then Outstanding (other than Borrower Bonds and Pledged Bonds) plus (2) interest accrued on such Bonds to the date of drawing.

                           (v) As provided in Section 6.4 of each Indenture,  on
the Business Day immediately
preceding the Stated Maturity of any Bonds, the Trustee shall make a Stated Maturity Drawing for the principal amount of all such Bonds then Outstanding (other than Borrower Bonds and Pledged Bonds).

                           Borrower Bonds and Pledged Bonds shall not be
entitled to the benefit of any Letter of Credit.

                           (vi) All  drawings  to be made  under  any  Letter of
Credit shall be made by
presentation in person, or by telecopy, tested telex or other facsimile telecommunication in the form of the appropriate certificate submitted by the Trustee addressed to the L/C Issuer's office (or such other place as the L/C
Issuer may from time to time specify) with a copy to Lender and no further presentation of documentation, including any original Letter of Credit, need be made; it being understood that the certificate personally delivered or the telecopied, tested telex or other facsimile telecommunication of said certificate, as the case may be, shall, in all events, be considered to be the sole operative instrument of drawing. Lender and the L/C Issuer may rely upon any such personally delivered certificate or telecopied, tested telex or other facsimile telecommunication of said drawing certificate, as the case may be, which it, in good faith, believes to have been dispatched by the Trustee or its authorized agent.

 . In the event that Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Loan to Borrower.

                  (a) Interest Drawings; Acceleration Drawings; Stated Maturity Drawings. Borrower shall immediately reimburse Lender for the full amount of any Loan by Lender resulting from an Accelerated Drawing, Interest Drawing or Stated Maturity Drawing made under any Letter of Credit on the date of each such drawing. If Borrower fails to make reimbursement on such date, such Loan shall bear interest at the Index Rate plus the Applicable Loan Index Margin until paid in full.

                  (b) Redemption Drawings. No later than one (1) Business Day prior to a redemption, Borrower shall provide Lender with cash in an amount equal to the contemplated Redemption Drawing to by held by Lender in a special interest bearing cash collateral account ("Redemption Cash Collateral Account") maintained at a bank or financial institution acceptable to Lender. The Redemption Cash Collateral Account shall be in the name of Borrower, pledged to and subject to the control of Lender, in a manner satisfactory to Lender. Borrower hereby pledges and grants to Lender a security interest in all such funds held in the Redemption Cash Collateral Account from time to time, all interest thereon and all proceeds thereof as security for the payment of all Obligations hereunder whether or not then due. Upon the making of a Loan by Lender resulting from a Redemption Drawing, Lender shall immediately reimburse itself from the Redemption Cash Collateral Account. So long as no Event of Default has occurred and be continuing, Lender shall pay to Trustee any funds in the Redemption Cash Collateral Account remaining after said reimbursement for deposit by Trustee in the Bond Fund created under the applicable Indenture for application in accordance with the terms thereof.

                  (c) Liquidity Drawings. Each Liquidity Loan will amortize over a period commencing with the sixtieth calendar day following such Liquidity Drawing and ending on the Commitment Termination Date and shall be payable in consecutive equal monthly installments commencing on the first day of the first month following the sixtieth calendar day following the Liquidity Drawing and on the first day of each month thereafter with the balance payable on the Commitment Termination Date, subject to acceleration upon the occurrence of an Event of Default hereunder or upon the remarketing or reissuance of all or part of the applicable tendered Bonds.

 .        1.3.     Prepayment

                  (a) Voluntary Prepayments. Borrower may (i) at any time on at least five (5) days' prior written notice to Lender voluntarily prepay all or part of the outstanding Liquidity Loans and/or (ii) at any time on at least ten
(10) days' prior written notice to Lender reduce or terminate the Commitment in the event the Bonds are redeemed, provided that upon such reduction or termination all Liquidity Loans and other outstanding Obligations shall be (x) immediately due and payable in full, in the case of a termination and (y) immediately repaid in an amount not equal to the requested reduction. Any such voluntary prepayment and any such reduction or termination of the Commitment must be accompanied by the payment of the fee required by Section 1.5, if any. Upon any such prepayment and/or reduction or termination of the Commitment, Borrower's right to request that Letter of Credit Obligations be incurred, Letters of Credit be issued or Loans be advanced on its behalf, shall simultaneously be permanently reduced or terminated, as the case may be. Each notice of reduction shall designate the Letter of Credit to be terminated or reduced and/or Liquidity Loan or other Obligations to which any prepayment is to be applied.

                  (b) Application of Prepayments from Insurance Proceeds. Prepayments from insurance proceeds in accordance with Section 5.4(c) shall be first, applied to the Liquidity Loans and or other Obligations then outstanding, second, in the event no Liquidity Loans or other Obligations are outstanding, deposited in the Cash Collateral Account. The Commitment shall not be permanently reduced by the amount of any such prepayments.

  (a) Borrower shall pay interest to Lender in arrears on each applicable Loan Interest Payment Date with respect to the outstanding Loans at a per annum rate equal to the Index Rate plus the Applicable Loan Index Margin. The Letter of Credit Fee shall be payable as set forth in Annex B. The Applicable Loan Index Margin and Applicable L/C Margin will be 2% and 1-1/2% per annum, respectively.

                  (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) All computations of Fees calculated on a per annum basis and interest shall be made by Lender on the basis of a three hundred and sixty
(360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Lender of an interest rate hereunder shall be conclusive, absent manifest error.

                  (d) So long as any Event of Default shall have occurred and be continuing, and at the election of Lender after written notice from Lender to Borrower, the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"). Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

                  (e) Notwithstanding anything to the contrary set forth in this
Section 1.4, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in this Section 1.4, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount which Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.4(e), a court of competent jurisdiction shall finally determine that Lender has received interest hereunder in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.7 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may require.

 . If any Letter of Credit is terminated or reduced, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrower shall pay to Lender as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount determined by multiplying the Applicable Percentage (as defined below) by the face amount of each Letter of Credit to be terminated or reduced (without giving effect to such reduction or termination). As used herein, the term "Applicable Percentage" shall mean (x) one percent (1%), in the case of a termination on or prior to the first anniversary of the Closing Date and (y) one half percent (1/2%), in the case of a termination after the first anniversary of the Closing Date but on or prior to the second anniversary.

 . Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor at the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day shall be deemed to have been received on the following Business Day.

 . Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the Obligations as Lender may deem advisable. In the absence of a specific determination by Lender with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Lender's expenses reimbursable hereunder; (2) to interest on the Loans, ratably in proportion to the interest accrued as to each Loan; (3) to principal payments on the Loans and to the Cash Collateral Account in the manner described in Annex B, ratably to the aggregate, combined principal balance of the Loans and Letter of Credit Obligations; and (4) to all other Obligations to the extent reimbursable hereunder.

 . Lender shall maintain a loan account (the "Loan Account") on its books to record: (a) all Loans, (b) all Letters of Credit, (c) Letter of Credit Obligations, (c) all payments made by Borrower, and (d) all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. The entries in the Loan Account, as recorded on Lender's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing or Obligations outstanding to Lender by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Lender shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless Borrower notifies Lender in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.

 . Borrower indemnifies and holds harmless each of Lender and its Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that Borrower shall not be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from that Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

 . (a) Borrower shall,  during normal business hours,  from time to time upon one
(1) Business Day's prior notice as frequently as Lender reasonably determines to be appropriate: (i) provide Lender and any of its officers, employees and agents
access  to  its  properties,   facilities,  advisors  and  employees  (including
officers) of Borrower and to the Collateral, (ii) permit Lender, and any of its officers, employees and agents, to inspect, audit and make extracts from Borrower's books and records, and (iii) permit Lender, and its officers, employees and agents, to inspect, review and evaluate the Collateral. If a Default or Event of Default shall have occurred and be continuing, Borrower shall provide such access at all times and without advance notice. Borrower shall make available to Lender and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Lender may reasonably request. Borrower shall deliver any document or instrument necessary for Lender, as it may from time to time reasonably request, to obtain records from any service bureau or other Person which maintains records for Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower.

                  (b) Borrower shall pay Lender a Fee of $650 per day per individual (plus all out-of-pocket costs and expenses) in connection with Lender's field examinations permitted under Section 1.10(a) above; provided, so long as no Event of Default shall have occurred and be continuing Borrower's obligations with respect to the foregoing fees (excluding out-of-pocket costs and expenses)shall not exceed $7,500 per fiscal year.

 . (a) Any and all payments by Borrower hereunder shall be made, in accordance with this Section 1.11, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.11) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

                  (b) Borrower shall indemnify and, within ten (10) days of demand therefor, pay Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.11) paid by Lender, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

 . (a)If Lender shall have  determined that the adoption after the date hereof of
any  law,  treaty,   governmental  (or  quasi-governmental)   rule,  regulation,
guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to compensate Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, Lender shall, to the extent not inconsistent with Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.12(b).

 . All Loans to Borrower, Letters of Credit caused to be issued on Borrower's behalf hereunder, Letter of Credit Obligations and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of the Collateral.

2.       CONDITIONS PRECEDENT

 .        2.1.     Conditions to the Issuance of the Letters of Credit

         Lender shall not be obligated to cause the issuance of any Letter of Credit or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Lender, in Lender's sole discretion, or waived in writing by Lender:

                  (a) Master Reimbursement Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower and Lender; and Lender shall have received such documents, instruments, agreements and legal opinions as Lender shall request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed on Annex C hereto and in the Closing Checklist, each in form and substance satisfactory to Lender;

                  (b) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/C's. Lender shall have received a fully executed original of a pay-off letter satisfactory to Lender confirming that all letters of credit issued or guaranteed by Prior Lender shall have been terminated or cash collateralized, as mutually agreed upon by Lender, Borrower and Prior Lender.

                  (c) Approvals. Lender shall have received (i) satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents or (ii) an officer's certificate in form and substance satisfactory to Lender affirming that no such consents or approvals are required.

                  (d) Payment of Fees. Borrower shall have paid any Fees required to be paid on the Closing Date and shall have reimbursed Lender for all fees, costs and expenses of closing presented as of the Closing Date.

                  (e) Other Indebtedness. The terms and conditions of all outstanding Indebtedness of Borrower shall be acceptable to Lender in its sole discretion.

                  (f) Pledge. Lender shall have received evidence of the effective pledge by the Issuer of the Trust Estate to secure the interest of Lender hereunder and thereunder and of the Bondholders under each Indenture.

                  (g) Issuer Existence. Lender shall have received evidence of the status of each Issuer as a duly organized and validly existing municipality, body corporate, politic and/or public benefit corporation under the Constitution and laws of its respect State, as the case may be.

                  (h) Delivery of Bonds. Lender shall have received evidence that each Issuer shall have duly executed, issued and delivered the Bonds to the Trustee.

                  (i) Appointments. Lender shall have received evidence that each Remarketing Agent, Paying Agent and Tender Agent has acknowledged and accepted in writing its appointment as Remarketing Agent, Paying Agent and Tender Agent, respectively, under the applicable Indenture and its duties and obligations thereunder.

                  (j) Laws. No law, regulation, ruling or other action of the United States or the state of any Issuer or any political subdivision or authority therein or thereof shall be in effect or shall have occurred, the effect of which would be to prevent Lender or Borrower from fulfilling its obligations under this Agreement, any Loan Documents or any other Bond Documents to which it is a party.

                  (k) Requirements. All legal requirements provided herein incident to the execution, delivery and performance of this Agreement, the Loan Documents, the Indentures, the Sale Agreements, the Bonds and the other Bond Documents and the transactions contemplated hereby and thereby, shall be reasonably satisfactory to Lender and its counsel.

                  (l) PACA Claims. Lender shall have received a certificate from Borrower's Vice President, Finance indicating that there are no outstanding PACA claims as of the Closing Date which individually or in the aggregate exceed $250,000.

3.       REPRESENTATIONS AND WARRANTIES

         To induce Lender to make the Loans, cause the issuance of the Letters of Credit and to incur Letter of Credit Obligations, Borrower makes the following representations and warranties to Lender, each and all of which shall survive the execution and delivery of this Agreement.

 . Borrower is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

 . As of the Closing Date, the current location of Borrower's chief executive office and principal place of business is set forth in Disclosure Schedule (3.2), and none of such locations have changed within the twelve (12) months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of Borrower.

 . The execution, delivery and performance by Borrower of the Loan Documents has been duly authorized by all necessary corporate action and do not and will not:
(a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Person;
(d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by Borrower, except for the Liens granted hereunder or pursuant to the Security Agreement; or (f) cause Borrower (or any Significant Subsidiary or Affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument. Each Loan Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against such Person in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

 . All Financial Statements concerning Borrower and its Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended. The audited consolidated and consolidating balance sheets at March 31, 1997 and the related statements of income and cash flows of Borrower and its Subsidiaries for the Fiscal Year then ended, certified by Borrower's independent certified public accountants have been attached hereto as Disclosure Schedule (3.4(A)) have been delivered on the date hereof.

 . Between March 31, 1997 and the Closing Date, (a) Borrower has not incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which have not been disclosed in writing to Lender and which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by Borrower or has become binding upon Borrower's assets and no law or regulation applicable to Borrower has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) Borrower is not in default and to the best of Borrower's knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between March 31, 1997 and the Closing Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

 . As of the Closing Date, the real estate ("Real Estate") listed on Disclosure Schedule (3.6) constitutes real property owned or leased, by Borrower and being pledged as Collateral. Borrower owns good and marketable fee simple or leasehold title Real Estate described on Disclosure Schedule (3.6). Borrower also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of Borrower are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to Borrower that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Borrower has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect Borrower's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of Borrower's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

; Acts of God. As of the Closing Date (a) no strikes or other material labor disputes against Borrower are pending or, to Borrower's knowledge, threatened;
(b) hours worked by and payment made to employees of Borrower comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from Borrower for employee health and welfare insurance have been paid or accrued as a liability on the books of Borrower; (d) except as set forth in Disclosure Schedule (3.7), Borrower is not a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement (and upon Lender's request, true and complete copies of any agreements described on Disclosure Schedule (3.7) will be delivered to Lender); (e) except as set forth in Disclosure Schedule (3.7), there is no organizing activity involving Borrower pending or, to Borrower's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against Borrower pending or, to the knowledge of Borrower, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower of any individual. Neither the business nor the properties of Borrower has been affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which has or may reasonably be expected to have a Material Adverse Effect.

 .  Except  as  set  forth  in  Disclosure   Schedule  (3.8),   Borrower  has  no
Subsidiaries, is not engaged in any joint venture or partnership with any other Person, and is not an Affiliate of any other Person. Disclosure Schedule (3.8) set forth the ownership interests of each stockholder having greater than a 5% interest in Borrower. There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of Borrower as of the Closing Date is described in
Section 6.3 (including Disclosure Schedule (6.3)).

 . Borrower is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lender to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

 . Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U or G of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). Borrower does not own any Margin Stock (except for the capital stock of Moog Inc. referenced in Section 6.2 (f) hereof), and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. Borrower will not take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

 . Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies shown thereto to be due, including interest and penalties, except for those being contested in good faith and by appropriate proceedings, and for which adequate financial reserves have been established by Borrower. The federal income tax liability of Borrower has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxables years up to and including the year ended 1993.

 . (a) Disclosure Schedule (3.12) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Lender. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. Neither Borrower nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either
Section  412 of the IRC or  Section  302 of ERISA or the terms of any such Plan.
Neither   Borrower  nor  any  ERISA   Affiliate  has  engaged  in  a  prohibited
transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject Borrower to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

                  (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) neither Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of Borrower or ERISA Affiliate; and
(vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

 . No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) which challenges Borrower's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to Borrower and which, if so determined, could have a Material Adverse Effect.

 . No broker or finder acting on behalf of Borrower brought about the obtaining, making or closing of the Loans or the Related Transactions, and Borrower has no obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

 . No information contained in this Agreement, any of the other Loan Documents, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of Borrower to Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Lender pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

 . (a) Except as set forth in Disclosure Schedule (3.16), as of the Closing Date:
(i) the Real Estate is free of contamination  from any Hazardous Material except
for  such   contamination   that  would  not  adversely   impact  the  value  or
marketability of such Real Estate and which would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000; (ii) Borrower has not caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Borrower is and has been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000; (iv) the Borrower has obtained, and is in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) Borrower is not involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of Borrower which could reasonably be expected to exceed $250,000, and Borrower has not permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) Borrower's estimated costs of compliance as of the Closing Date with Environmental Laws and Environmental Permits for each of the two Fiscal Years following the Closing Date are $250,000 and $250,000, respectively; (vii) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties or fines in excess of $250,000 or injunctive relief, or which alleges criminal misconduct by Borrower; (viii) no notice has been received by Borrower identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of Borrower, there are no facts, circumstances or conditions that may result in Borrower being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (ix) Borrower has provided to Lender copies of all existing environmental reports, reviews and
audits  and  all  written   information   pertaining   to  actual  or  potential
Environmental Liabilities, in each case relating to Borrower.

                  (b) Borrower hereby acknowledges and agrees that Lender (i) is not now, and has not ever been, in control of any of the Real Estate or Borrower's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence Borrower's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

 . Disclosure Schedule (3.17) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by Borrower, as well as a summary of the terms of each such policy.

 . As of the Closing Date, Borrower has provided to Lender or its counsel accurate and complete copies (or summaries) of all of the following agreements or documents to which any it is subject and each of which are listed on Disclosure Schedule (3.18): (a) any lease of Equipment located at any of the Real Estate having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; (b) licenses and permits held by Borrower, the absence of which could be reasonably likely to have a Material Adverse Effect; (c) instruments or documents evidencing Indebtedness in excess of $750,000 of Borrower and any security interest granted by Borrower with respect thereto; and (d) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of Borrower.

 . Both before and after giving effect to the Loans, the issuance of the Letters of Credit and the incurrence of the Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made, caused to be made or extended and the payment and accrual of all transaction costs in connection with the foregoing, Borrower is Solvent.

 . The representations and warranties of Borrower and the Issuer in the Bond Documents and the Placement Memorandum were true and correct when made, and Borrower has furnished Lender a true, accurate, correct and complete copy of all the Bond Documents and Placement Memorandum as in effect on the date hereof.

 . Borrower has purchased and shall continue to purchase PACA Goods and apply the proceeds of their sale in a manner which will preclude the imposition of the "PACA Trust" on any of the Collateral.

 . Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks and tradenames or rights thereto, necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any valid rights of others with respect to any of the foregoing, which violation may reasonably be expected to have a Material Adverse Effect.

 . Borrower has satisfied all judgments and Borrower is not in default with respect to any judgment, writ, injunction, decree, law, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, which default has or may reasonably be expected to have a Material Adverse Effect.

 . To Borrower's knowledge, Borrower is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which Borrower reasonably anticipates will have a Material Adverse Effect. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party, which default has or may reasonably be expected to have a Material Adverse Effect.

 .  Borrower is not a partner in any partnership.

 . Neither Borrower nor any Affiliate of Borrower is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or threatened.

 . Neither Borrower nor, to Borrower's knowledge, Pillsbury or Grand Metropolitan PLC, has in any material respect failed to perform or otherwise breached or defaulted, under any provision of any Pillsbury Documents; no event of default, or condition or event which with notice or lapse of time or both would constitute an event of default, under any of the Pillsbury Documents, Chase Agreements or Insurance Company Loan Documents has occurred and is continuing; no amount of principal or interest has been paid, credited or otherwise satisfied (whether by payment, offset or any other method) prior to the due date thereof, or in violation of the Pillsbury Note or of this Agreement; and no notice or termination has been given, and no event has occurred which would entitle either party to terminate, under Article XIX of the Pillsbury Alliance Agreement.

4.       FINANCIAL STATEMENTS AND INFORMATION

 . (a) Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Lender the Financial Statements, notices and other information at the times, to the Persons and in the manner set forth in Annex D.

                  (b) Borrower agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Lender the Collateral Reports at the times, to the Persons and in the manner set forth in Annex E.

 . Borrower authorizes Lender to communicate directly with its independent certified public accountants including Deloitte & Touche LLP and authorizes and shall instruct those accountants and advisors to disclose and make available to
Lender  any  and  all  Financial   Statements  and  other  supporting  financial
documents, schedules and information relating to Borrower (including copies of any issued management letters) with respect to the business, financial condition and other affairs of Borrower.

5.       AFFIRMATIVE COVENANTS

         Borrower agrees that from and after the date hereof and until the Termination Date:

 . (a) Except as otherwise permitted pursuant to this Agreement, preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified; and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; (b) continue, and cause each of its Subsidiaries to continue, to engage in a business of the same general type as conducted by it on the date of this Agreement; and (c) maintain and cause each of its Significant Subsidiaries to maintain all of its properties (tangible and intangible) necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear expected.

 . (a) Subject to Section 5.2(b), Borrower shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

                  (b) Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in
Section 5.2(a); provided, that (i) at the time of commencement of any such contest no Event of Default shall have occurred and be continuing, (ii) adequate reserves with respect to such contest are maintained on the books of Borrower, in accordance with GAAP, (iii) such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges or claims or any Lien in respect thereof, (iv) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (v) no Lien shall be imposed to secure payment of such Charges or claims other than Permitted Encumbrances, (vi) Borrower shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower or the conditions set forth in this Section 5.2(b) are no longer met, and (vii) Lender has not advised Borrower in writing that Lender reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

 . Borrower shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(A)).

 . (a) Borrower shall, at its sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.17) in form and with insurers acceptable to Lender. If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Lender may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Lender deems advisable. Lender shall have no obligation to obtain insurance for Borrower or pay any premiums therefor. By doing so, Lender shall not be deemed to have waived any Default or Event of Default arising from Borrower's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Lender and shall be additional Obligations hereunder secured by the Collateral.

                  (b) Lender reserves the right at any time upon any change in Borrower's risk profile (including any change in the product mix maintained by Borrower or any laws affecting the potential liability of Borrower) to require additional forms and limits of insurance to, in Lender's opinion, adequately protect both Lender's interests in all or any portion of the Collateral and to ensure that Borrower is protected by insurance in amounts and with coverage customary for its industry. If requested by Lender, Borrower shall deliver to Lender from time to time a report of a reputable insurance broker, satisfactory to Lender, with respect to its insurance policies but shall have no obligation to provide such a report more often than once each year.

                  (c) Borrower  shall  deliver to Lender,  in form and substance satisfactory  to  Lender,  endorsements  to (i)  all  "All  Risk"  and  business interruption  insurance  naming  Lender as loss payee with  respect to insurance covering the Collateral, and (ii) all general liability and other liability policies naming Lender as additional insured. Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender), so long as any Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $250,000, as Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims with respect to the Collateral under such "All Risk" policies of insurance, endorsing the name of Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Lender shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Lender of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, Lender may, at its option, apply such proceeds to the reduction of the Obligations, or permit or require Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $250,000 in the aggregate, Lender shall permit Borrower to replace, restore, repair or rebuild the property; provided that if Borrower has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Lender may apply such insurance proceeds to the Obligations in accordance with the provisions of Section 1.8. All insurance proceeds which are to be made available to Borrower to replace, repair, restore or rebuild the Collateral shall be deposited in the Cash Collateral Account. Thereafter, such funds shall be made available to Borrower to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower shall request a release of funds from the Cash Collateral Account; and (ii) so long as no Default or Event of Default shall have occurred and is continuing Borrower shall provide Lender with evidence that the funds shall in fact be used to repair, replace or restore the Collateral in a manner satisfactory to Lender, Lender shall release the requested funds and the Cash Collateral Account shall be reduced by the amount of funds released. To the extent not used to replace, repair, restore or rebuild the Collateral within 180 days of such casualty, such insurance proceeds shall be applied to the Obligations by Lender in accordance with the provisions of Section 1.8.

 . Borrower shall comply with all federal, state, local, and foreign laws and regulations applicable to it, including those relating to PACA, licensing, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

 . From time to time as may be requested by Lender (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), Borrower shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Lender in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

 . Borrower shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Lender promptly after Borrower becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about
any  Real  Estate  which  is  reasonably   likely  to  result  in  Environmental
Liabilities in excess of $250,000; (d) notify Lender promptly after Borrower becomes aware that the estimated costs of compliance with Environmental Laws and Environmental Permits would exceed the amounts set forth in Section 3.16 hereof; and (e) promptly forward to Lender a copy of any order, notice, request for information or any communication or report received by Borrower in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $250,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Lender at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by Borrower or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then Borrower shall, upon Lender's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as Lender may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Lender and shall be in form and substance reasonably acceptable to Lender, and
(ii) permit Lender or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Lender
reasonably  deems  appropriate,   including  subsurface  sampling  of  soil  and
groundwater. Borrower shall reimburse Lender for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

 . Borrower agrees that it shall at Borrower's expense and upon request of Lender, duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectually the provisions and purposes of this Agreement or any other Loan Document.

 . Borrower shall give prompt notice in writing to Lender of (a) the occurrence of (i) any Default or Event of Default, (ii) any material default under any
other  material   agreement  to  which  Borrower  is  a  party,  and  (iii)  any development, financial or otherwise, which may be reasonably expected to adversely affect the business, properties or affairs or the ability of Borrower to perform its obligations as set forth in the Loan Documents or under any of the Bond Documents and (b) any amendment to the Credit Facility Documents, together with a copy of such amendment.

 . At any time reasonably requested by Lender, Borrower shall obtain and deliver to Lender appraisals as to all Real Estate which shall be in form and substance satisfactory to Lender.

 . At any time reasonably requested by Lender, Borrower shall deliver to Lender Phase I Environmental Site Assessment Reports, consistent with American Society for Testing and Materials (ASTM) Standard E 1527-94 and applicable state requirements, on all of the Real Estate, dated no more than 6 months prior to the date of such delivery, prepared by environmental engineers satisfactory to Lender, all in form and substance satisfactory to Lender, in its sole discretion; and Borrower shall deliver to Lender such further environmental review and audit reports, including Phase II reports, with respect to the Real Estate of Borrower as Lender shall reasonably request. In connection with the delivery of such environmental reports, Borrower shall deliver to Lender letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Lender, authorizing Lender to rely on such reports.

 . Comply in all material respects with all of its material obligations under each of the Pillsbury Documents, Insurance Company Loan Documents and Chase Agreements, and notify the Agent as soon as possible, and in any event within twenty (20) days, with respect to Pillsbury Documents, and within ten (10) days with respect to Insurance Company Loan Documents or Chase Agreements, after the Borrower knows or has reason to know (i) of any material failure to perform, breach or default by Pillsbury or Borrower, or any other event of default, under any of the Pillsbury Documents, or (ii) of any event of default, or any event or condition which with notice or lapse of time or both would constitute an event of default, under the Insurance Company Loan Documents or Chase Agreements.

6.       NEGATIVE COVENANTS

         Borrower agrees that, without the prior written consent of Lender, from and after the date hereof until the Termination Date:

 . Borrower shall not merge or consolidate with, or sell, assign, lease or otherwise of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Significant Subsidiaries to do so except that: (a) any such Subsidiary may merge into or transfer assets to the Borrower; (b) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary; (c) the Borrower may effect any Acceptable Acquisition permitted by Section 6.16; and
(d) Borrower may dispose of assets as permitted pursuant to Section 6.8.

 . Borrower shall not make, or permit any of its Subsidiaries to make, any loan or advance to any Person, (including any Subsidiary) or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire an interest in, any Person, except: (a) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (c) certificates of deposit denominated in Dollars, with maturities of one year or less from the date of acquisition and issued by any commercial bank organized under the laws of the United States, or any foreign bank operating within the United States of America, or any Canadian bank (in any case having capital and surplus in excess of $500,000,000 or the Canadian dollar equivalent, and a short term debt rating of A-1 or P-1 and a long term debt rating of A or higher, or with respect to any Canadian bank, the rating equivalent thereof); (d) stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any such Subsidiary; (e) any Acceptable Acquisition permitted by Section 6.16; (f) capital stock of Moog Inc. with a cost basis of $6,079,000; and (g) investments in the obligations, stock or securities of any other Person, provided that the aggregate amount so invested after the date hereof does not exceed the amount available for such purposes pursuant to clause (c) of Section 6.13.

 . Borrower shall not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except:

                  (a)      Indebtedness of the Borrower under this Agreement;

                  (b) Indebtedness described in Disclosure Schedule (6.3), including renewals, extensions or refinancings thereof, provided that the principal amount thereof does not increase;

                  (c)  Indebtedness  of  the  Borrower   subordinated  on  terms
satisfactory to Lender to the Borrower's obligations under this Agreement;

                  (d) Indebtedness of the Borrower to any Subsidiary; or Indebtedness of any Subsidiary to the Borrower or another such Subsidiary, to the extent permitted by Section 6.2;

                  (e) Indebtedness in respect of letters of credit issued for the account of the Borrower (other than under this Agreement) or any Subsidiary in an aggregate face amount outstanding at any time of up to $26,500,000;

                  (f) Indebtedness of the Borrower or any Subsidiary secured by purchase money Liens permitted by Section 6.7;

                  (g) Additional Indebtedness for borrowed money, provided that the aggregate amount of "priority" Indebtedness does not exceed 10% of Consolidated Tangible Net Worth; for the purposes of this Section 6.3(g), "priority" Indebtedness shall mean all unsecured Funded Indebtedness of any Subsidiary and all secured Indebtedness of Borrower and its Consolidated Subsidiaries other than (x) Indebtedness secured by Liens permitted under clauses (a) through (i) and clause (k) of Section 6.7 and (xx) Indebtedness listed on Disclosure Schedule (6.3) without giving effect to any amendment, modification, supplement, increase, extension, renewal or refunding after the Closing Date; and

                  (h) Individual financings to support facilities expansion in New York State associated with supplying product under the Pillsbury Alliance Agreement, from any combination of industrial development agencies and other governmental agencies and authorities, provided, that the total principal amount of all such financings does not exceed $12,000,000 and that each individual borrowing is less than $10,000,000 in principal amount.

 . Borrower shall not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any of its Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of
and  pursuant  to  the  reasonable   requirements  of  the  Borrower's  or  such
Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

 . Borrower shall not (a) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loans or any of the other Obligations or could have or result in a Material Adverse Effect, (b) make any change in its capital structure from that in existence on the Closing Date, including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, except that Borrower may make a Qualified Public Offering of its common Stock so long as no Change of Control occurs after giving effect thereto, or (c) amend its charter or bylaws in a manner which would adversely affect Lender or Borrower's duty or ability to repay the Obligations. Borrower shall not engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

 .  Borrower  shall not  assume,  guarantee,  endorse or  otherwise  be or become
directly  or  contingently   responsible  or  liable,   or  permit  any  of  its
Subsidiaries to assume, guarantee, endorse or otherwise be or become directly or indirectly responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, asset, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except (i) for guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (ii) for Indebtedness of the kind described above that is either listed in Disclosure Schedule (6.3) or permitted by Section
6.3 or Section 6.2.

 . Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

                  (a) Liens pursuant to this Agreement, the Mortgages or the Security Agreement securing the Obligations hereunder;

                  (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                  (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                  (d) Liens under workers' compensation, unemployment insurance, social security or similar legislation (other than ERISA);

                  (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                  (f) judgment and other similar Liens for amounts aggregating less than $5,000,000 arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                  (h) Liens securing obligations of a Subsidiary to the Borrower or another Subsidiary;

                  (i) Liens pursuant to the security agreement and mortgages described in clause (vi) of the definition of Pillsbury Documents, securing Borrower's obligations under the Pillsbury Documents, but not the extension of such Liens to other property, or the granting of such Liens to secure the extension of the maturity, refunding or modification of such obligations, in whole or in part;

                  (j) purchase money Liens on any property hereafter acquired or any Lien on property existing at the time of such acquisition, whether or not assumed, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

                           (i) any property subject to any of the foregoing is acquired by the Borrower or any Subsidiary in the ordinary course of its business and the Lien on any such property is created contemporaneously with or prior to such acquisition;

                           (ii) the obligation secured by any Lien so created, assumed or existing shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to the Borrower or such Subsidiaries acquiring the same;

                           (iii) each such Lien shall attach only to the property so acquired and fixed improvements thereon;

                           (iv) the aggregate amount of the Indebtedness secured by all such Liens shall not exceed the amount of Indebtedness permitted under Section 6.3(g), at any time outstanding in the aggregate; and

                           (v) the obligations secured by such Lien are permitted by the provisions of Section 6.3;

                  (k) Liens on property not constituting Collateral, not located at the Real Property and not in any manner affecting the Collateral; and

                  (l) Existing Liens described in Disclosure Schedule (6.7), but not the extension of such Liens to other property, or the granting of such Liens to secure the refunding of the obligations secured thereby ((a) through (l) collectively, "Permitted Encumbrances").

 . Borrower shall not sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests), except: (a) for inventory disposed of in the ordinary course of business; (b) for the sale or other disposition of assets no longer used or useful in the conduct of its business; (c) that any such Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Borrower; (d) that Borrower may sell or otherwise dispose of for fair consideration, in the judgment of Borrower's Board of Directors, all or any of the shares of Moog Inc. described in clause (f) of Section 6.3 and the properties described in Disclosure Schedule (6.8); (e) for (i) sales of assets constituting Collateral up to an aggregate sum of $250,000 from the Closing Date through the Termination Date and (ii) sales of assets constituting Collateral in excess of $250,000 in the aggregate from the Closing Date through the Termination Date provided that the proceeds of any such sale are used to acquire replacement assets constituting Collateral which is subject to Lender's first
priority   security   interest  for  an  amount   (excluding  all   engineering,
installation and other soft costs) equal to at least the fair market value of the assets sold; and (f) for dispositions of assets other than Collateral, so long as of any date, the aggregate net value of all such assets so disposed of subsequent to the date hereof constitutes less than 10% of Consolidated Tangible Net Worth as of the end of the Fiscal Year then most recently ended, and that as of the date of any disposition, the assets so disposed of contributed less than 10% of the net income of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP, for any of the three Fiscal Years then most recently ended. In addition, Borrower shall not sell or otherwise dispose of any shares of capital stock of any of its Significant Subsidiaries, except in connection with a transaction permitted under Section 6.3, or permit any such Subsidiary to issue any additional shares of its capital stock, except directors' qualifying shares.

 . Borrower shall not nor shall it cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under
Section 412 of the IRC or Section 302 or 4068 of ERISA.

 . Borrower shall not cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or impacts which could not reasonably be expected to have a Material Adverse Effect.

 . Borrower shall not engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

 . Borrower shall not cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

 . Borrower shall not declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of the Borrower, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower or another such Subsidiary, except that: (a) the Borrower may declare and deliver dividends and make distributions payable solely in common stock of the Borrower; (b) the Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock; (c) Borrower may declare and pay cash dividends with respect to, and purchase or redeem, the shares of its outstanding capital stock, provided that no Default or Event of Default then exists or would be created thereby and provided further that, after giving effect to any proposed dividend, investment, or purchase or redemption of shares, the total of
(i) the aggregate amount of all dividends and other distributions declared or paid after July 31, 1994, plus (ii) the aggregate amount of investments made after July 31, 1994 of the kind described in clause (g) of Section 6.3, plus
(iii) the excess of the aggregate amount expended, directly or indirectly, after July 31, 1994, for the redemption, purchase or other acquisition of any shares of its stock over the aggregate amount received after July 31, 1994 as the net cash proceeds of the sale of any shares of its stock, shall not exceed the sum of $1,000,000 plus 50% (or minus 100% in the case of a deficit) of the net income of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP, for the period commencing on August 1, 1994 and terminating at the end of the last Fiscal Quarter preceding the date of any proposed dividend declaration or payment, investment, or purchase or redemption, as the case may be and (d) so long as no Default or Event of Default then exists or would be created thereby Borrower may pay (i) accrued but unpaid dividends on its 6% Cumulative Preferred Stock, par value $.25 per share (200,000 shares outstanding) and its 10% Cumulative Preferred Stock, par value $.25 per share (807,240 shares outstanding) in the amount of $43,362.00 ($11,590.50 accrued as of each January, 1996, July, 1996, January, 1997 and July, 1997; and (ii) future semi-annual dividends on such shares at the same rate. There shall not be included in the above computations, (x) dividends paid, or distributions made, in stock of the Borrower; or (xx) exchanges of stock of one or more classes of the Borrower for other stock of the Borrower, except to the extent that cash or other value is involved in such exchange.

 . Borrower shall not (a) change its corporate name, or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to Lender and after Lender's written acknowledgment that any reasonable action requested by Lender in connection therewith, including to continue the perfection of any Liens in favor of Lender in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. Without limiting the foregoing, Borrower shall not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Lender and after Lender's written acknowledgment that any reasonable action requested by Lender in connection therewith, including to continue the perfection of any Liens in favor of Lender in any Collateral, has been completed or taken. Borrower shall not change its Fiscal Year.

 . Borrower shall not directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower.

 . Without  the prior  written  consent of the Lender,  which  consent may not be
unreasonably   withheld,   make  any   Acquisition   other  than  an  Acceptable
Acquisition.

         "Acceptable Acquisition" means any separate individual Acquisition which has been either (a) approved by the Board of Directors or management of the corporation which is the subject of such Acquisition or (b) recommended by such Board to the shareholders of such corporation, and in each case (i) does not involve the acquisition of (x) fixed assets whose purchase price aggregates more than $10,000,000 or (y) assets whose purchase price aggregates more than $25,000,000, and (ii) is made under circumstances in which no Event of Default will either exist or result therefrom.

         "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation other than the Borrower or any corporation which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any corporation a Subsidiary of the Borrower, or causes any such corporation to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of assets or any reorganization providing for the delivery or issuance to the holders of such corporation's then outstanding securities, in exchange for such securities, of cash or securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any corporation.

 . Neither the Borrower nor any of its Significant Subsidiaries or Affiliates shall engage in the conduct of any business or activity which could result in a Forfeiture Proceeding.

 . Pay any amount of principal or interest owed pursuant to any of the Insurance Company Loan Documents, or permit it to be paid, credited or otherwise satisfied (whether by payment, offset or any other method and whether by voluntary or mandatory prepayment or otherwise prior to the regularly scheduled payment date therefor set forth in the Insurance Company Loan Documents, as the same may be amended as permitted under Section 6.19, provided that (i) Borrower may make such prepayments with the proceeds of refinancings or of replacement loans borrowed from the same lenders, as long as the maturity date thereof occurs after the Termination Date, and (ii) in addition, Borrower may make unscheduled prepayments totalling not more than $12,500,000 in any Fiscal Year, as long as no Default or Event of Default then exists or would result therefrom.

 . Without the express prior written  consent of the Lender,  Borrower  shall not
(i) agree to any alteration or amendment of any of the Insurance Company Loan Documents, or any replacement therefor resulting from a prepayment permitted pursuant to Section 6.18, that changes the maturity dates of the loans made thereunder to any new maturity date that occurs on or prior to the Termination Date; or (ii) amend, modify, supplement or waive any term, condition or other provision of the Pillsbury Note, the security agreement and mortgages referred to in clause (vi) of the definition of Pillsbury Documents (except for mortgage modifications contemplated by Section 10.06 of the Pillsbury Asset Purchase Agreement and except amendments which reduce indebtedness under the Pillsbury Note by forgiveness or conversion of an indebtedness to equity securities) or
Article XIX or any other material provision, of the Pillsbury Alliance Agreement; or (iii) consent, pursuant to the third sentence of the first paragraph of Section 22.1 of the Pillsbury Alliance Agreement, to an assignment by Pillsbury of the Pillsbury Alliance Agreement to an assignee that does not have long term debt that is rated BBB or better by Standard and Poors Corporation or Baa or better by Moody's Investor Services, Inc.

 . Borrower shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth in Annex G.

7.       TERM

 . The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

 . Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Borrower or the rights of Lender relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrower, and all rights of Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, however that in all events the provisions of Section 11, the payment obligations under Sections 1.9 and 1.12, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.       EVENTS OF DEFAULT: RIGHTS AND REMEDIES

 . The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                  (a) Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans, the Letters of Credit, or any of the other Obligations or (ii) fails to pay or reimburse Lender for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Lender's demand for such reimbursement or payment of expenses.

                  (b) Borrower shall fail or neglect to perform, keep or observe any of the provisions of Sections 5.4 or 6.
------------    -

                  (c) Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes D or E, respectively, and the same shall remain unremedied for three (3) days or more.

                  (d) Borrower shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for thirty (30) consecutive days after any Financial Officer obtains actual knowledge thereof.

                  (e) (i) An Event of Default as defined in the Bond Documents shall occur under any of the Bond Documents or (ii) Borrower or any of its Subsidiaries shall: (x) fail to pay any Indebtedness including but not limited to Indebtedness for borrowed money (other than the payment obligations described in (a) above), of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or within any applicable grace-period; or (y) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such Indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled requirement prepayment), prior to the stated maturity thereof.

                  (f) Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement, document, opinion, or certificate made or delivered to Lender by Borrower is untrue or incorrect in any material respect as of the date when made or deemed made.

                  (g) any event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate has incurred or in the opinion of Lender is reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC, or a Section 4042 Trustee (or any combination of the foregoing) which is material in relation to the financial position of the Borrower and its Subsidiaries, on a consolidated basis; or the Unfunded Pension Liabilities of one or more Plans have increased after the date of this Agreement in an amount which is material.

                  (h) (i) A case or proceeding shall have been commenced against Borrower seeking a decree or order in respect of Borrower (x) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (y) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Borrower or of any substantial part of any such Person's assets, or (z) ordering the winding-up or liquidation of the affairs of Borrower, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding or (ii) assets of Borrower with a fair market value of $5,000,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of the creditors of Borrower and such condition continues for thirty (30) days or more.

         (i) Borrower (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, or (iv) shall take any corporate action in furtherance of any of the foregoing, or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

                  (j) A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate at any time outstanding shall be rendered against Borrower and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

                  (k) Any material provision of any Loan Document or any Bond Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or Borrower shall challenge the enforceability of any Loan Document or any Bond Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents or any Bond Document has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

                  (l) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rules 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower; or (ii) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12 month period were directors of the Borrower cease for any reason to constitute a majority of the board of directors of the Borrower.

                  (m) (i) any Forfeiture Proceeding shall have commenced or the Borrower shall have given Lender written notice of the commencement of any Forfeiture Proceeding or (ii) Lender has a good faith basis to believe that a Forfeiture Proceeding has been threatened or commenced.

                  (n) Pillsbury shall in any material respect fail to perform or otherwise breach or default under any provision of either the Pillsbury Subordination Agreement, the ss. 1111(b) Agreement or the Consent and Agreement or any provision of the Pillsbury Note applicable to or binding on Pillsbury; any amount of principal or interest is paid, credited or otherwise satisfied (whether by payment, offset or any other method, and whether by voluntary or mandatory prepayment) other than by Permitted Payments (as defined in the Pillsbury Note), either prior to the regularly scheduled payment date therefor under the Pillsbury Note, or in violation of the Pillsbury Note, of the Pillsbury Subordination Agreement or of this Agreement; Pillsbury, Borrower or any other Person denies or contests, including the bringing of any action or proceeding to contest, the effectiveness or validity of the subordination or non-recourse provisions of the Pillsbury Note, or any of such provisions is declared invalid or unenforceable; or any notice of termination is given under the Pillsbury Alliance Agreement or the Pillsbury Alliance Agreement is in fact terminated.

                  (o) A seller of PACA Goods shall have asserted a material claim under PACA and such claim shall not have been terminated within 30 days after notice thereof to the Borrower.

 . (a) If any Event of Default shall have occurred and be continuing,  Lender may
(i) without notice, suspend this facility with respect to further Loans and/or the incurrence of further Letter of Credit Obligations whereupon any further Loans and Letter of Credit Obligations or other Obligations shall be made or extended in Lender's sole discretion so long as such Event of Default is continuing, and (ii) without notice except as otherwise expressly provided herein, increase the Letter of Credit Fees to the Default Rate.

                  (b) If any Event of Default shall have occurred and be continuing, Lender may, without notice, (i) terminate this facility with respect to further Loans or further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loans to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; and (iii) exercise any rights and remedies provided to Lender under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), all of the Obligations, including any outstanding Loans, shall become immediately due and payable without declaration, notice or demand by any Person.

 . Except as otherwise provided for in this Agreement or by applicable law, Borrower waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies, and (c) the benefit of all valuation, appraisal and exemption laws.

9.       PARTICIPATIONS

 . (a) Borrower  consents to Lender's sale of  participations  in, at any time or
times,  any  Commitment  or  any  portion  thereof  or  interest  therein.   Any
participation by Lender of all or any part of its Commitments shall be in an amount at least equal to $5,000,000, and with the understanding that all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral
Documents   or  the  other  Loan   Documents).   For  purposes  of  any  of  the
indemnification provisions of this Agreement, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence Borrower shall not have any obligation or duty to any participant.

                  (b) Borrower executing this Agreement shall assist Lender as reasonably required to enable Lender to effect any such participation, including, if requested by Lender, the participation of management in meetings with potential participants. Borrower shall certify the correctness, completeness and accuracy of all descriptions of the Borrower and its affairs contained in any selling materials provided by it and all other information provided by it and included in such materials.

                  (c) Lender may furnish any information concerning Borrower in the possession of Lender from time to time to participants (including prospective participants). Lender shall obtain from participants confidentiality covenants substantially equivalent to those contained in Section 11.8 hereof.

10.      SUCCESSORS AND ASSIGNS

 . This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower, Lender and their respective successors and assigns (including, in the case of Borrower, a debtor-in-possession on behalf of Borrower), except as otherwise provided herein or therein. Borrower may not
assign,  transfer,   hypothecate  or  otherwise  convey  its  rights,  benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without the prior express written consent of Lender shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Borrower and Lender with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.      MISCELLANEOUS

 . The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, commitment letter and/or confidentiality agreement between Borrower and Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

 . No amendment, modification, termination or waiver of any provision of this Agreement ,or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and Borrower.

         Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.9), termination of the Commitments and a release of all claims against Lender, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Lender shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

 . Borrower shall reimburse Lender for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and advice in connection therewith). Borrower shall reimburse Lender for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

                  (a) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of the Loans;

                  (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or Bond Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

                  (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Lender by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

                  (d) any attempt to enforce any remedies of Lender against Borrower or any other Person that may be obligated to Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

                  (e) any work-out or restructuring of the Obligations during the pendency of one or more Events of Default;

                  (f) efforts to (i) monitor the Obligations, (ii) evaluate, observe or assess Borrower or its affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, without limitation, all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3 shall be payable, on demand, by Borrower to Lender. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

 . Lender's failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrower shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver.

 . Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

 . Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

 . Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement,
if  any  provision   contained  in  this  Agreement  is  in  conflict  with,  or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

 . Lender agrees to use commercially reasonable efforts (equivalent to the efforts Lender applies to maintain as confidential its own confidential information) to maintain as confidential all confidential information provided to it by the Borrower and designated as confidential for a period of two (2)
years  following   receipt  thereof,   except  that  Lender  may  disclose  such
information (a) to Persons employed or engaged by Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide participant or potential participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide participant or potential participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, in the opinion of Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Lender is a party, or (f) which ceases to be confidential through no fault of Lender.

 . EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT LENDER AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN ANNEX F OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

 . Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and five (5) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex F or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Lender) designated on Annex F to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

 . The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

 . This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

 . BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

 . Borrower agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) Borrower or Affiliate is required to do so under law and then, in any event, Borrower or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Borrower consents to the publication by Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

 . This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

 . Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

 . The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                           SENECA FOODS CORPORATION, as Borrower

                           By: _/s/Philip G. Paras________________
                           Name:  Philip G. Paras
                           Title: Vice President, Finance

                           GENERAL ELECTRIC CAPITAL CORPORATION, as Lender

                           By: _/s/Christopher A. Arnold__________
                           Name:  Christopher A. Arnold
                           Title: Duly Authorized Signatory

                               ANNEX A (Recitals)
                                       to
                         MASTER REIMBURSEMENT AGREEMENT


                                   DEFINITIONS

                  Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all section references in the following definitions shall refer to Sections of the Agreement:

                  "Acceleration Drawing" shall mean a drawing under any Letter of Credit resulting the presentation of a certificate in the form of "Exhibit F" to such Letter of Credit.

                  "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Persons,
(b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Lender.

                  "Agreement" shall mean the Master Reimbursement Agreement by and between Borrower and Lender.

                  "Appendices" shall have the meaning assigned to it in the recitals to the Agreement.

                  "Applicable Margins" means collectively the Applicable L/C Margin and the Applicable Loan Index Margin.

                  "Applicable L/C Margin" shall mean the per annum rate from time to time in effect and payable with respect to outstanding Letter of Credit Obligations, as determined by reference to Section 1.4(a) of the Agreement.

                  "Applicable Loan Index Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Loans, as set forth in Section 1.4(a) of the Agreement.

                  "Available Amount" shall have the same meaning herein as in each Letter of Credit.

                  "Bond Documents" shall mean, collectively, the Indentures, the Sale Agreements and the Bonds.

                  "Bond Fund" shall have the same meaning herein as in each Indenture.

                  "Bondholder" shall mean the person or persons in whose name any Bond is registered.

                  "Bonds" shall mean, collectively, the Ontario Bonds, Wayne Bonds, Janesville Bonds and Rochester Bonds.

                  "Borrower" shall have the meaning assigned thereto in the recitals to the Agreement.

                  "Borrower Bonds" shall mean Bonds owned or held (a) by the Borrower and registered in the Borrower's name or in the name of a nominee designated by the Borrower or (b) by the Trustee or its agents, or (c) by the Tender Agent or its agents, or (d) by any affiliate of the Borrower, or (e) by the Issuer, in each case for the account of the Borrower or any affiliate of the Borrower.

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

                  "Cash Collateral Account" shall have the meaning given to it in Annex B.

                  "Change of Control" means (a) any Person or two or more Persons acting in concert (other than the Wolcott or Kayser Families) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934) of capital Stock possessing (i) thirty percent (30%) or more of the total number of votes which Borrower's shareholders shall be entitled to cast on matters submitted to such shareholders or (ii) the right to elect thirty percent (30%) or more of the Borrower's Board of Directors; or (b) during any twelve consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such twelve month period were directors of the Borrower cease for any reason other than death or disability to constitute a majority of the Board of Directors of the Borrower.

                  "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of Borrower,
(b) Borrower's ownership or use of any properties or other assets, or (e) any other aspect of Borrower's business.


                  "Chase Documents" shall mean the Credit Agreement dated as of February 23, 1995 among Borrower, the banks signatory thereto and The Chase Manhattan Bank, as Agent, as same is in effect on the Closing Date and all documents, instruments and agreements executed in connection therewith.

                  "Closing Date" shall mean September 15, 1997.

                  "Closing Checklist" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex C.

                  "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "Collateral" shall mean the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Lender to secure the Obligations.

                  "Collateral Documents" shall mean the Security Agreement, the Pledge Agreements, the Mortgages, and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

                  "Collateral Reports" shall mean the reports with respect to the Collateral referred to in Annex E.

                  "Collection Account" shall mean that certain account of Lender, account number 502-328-54 in the name of Lender at Bankers Trust Company in New York, New York.

                  "Commitment" shall mean Twenty Three Million Five Hundred Thousand and 00/100 Dollars ($23,500,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

                  "Commitment Termination Date" shall mean the close of Lender's business on the earliest to occur of (a) the Stated Termination Date; (b) the date which is fifteen (15) days following the Conversion Date; (c) the date which is fifteen (15) days following the Lender's receipt of written notice from the Trustee in form of "Exhibit B" to any Letter of Credit; (d) the date on which an Acceleration Drawing is honored by the L/C Issuer; (e) the date which is fifteen (15) days following the Trustee's receipt of a notice from Lender of the occurrence of an Event of Default and directing the Trustee to accelerate the Bonds; and (f) the date on which the Trustee surrenders any Letter of Credit to Lender for cancellation upon the Trustee's receipt of a substitute letter of credit in accordance with any Indenture and the provisions of Annex B, hereof.

                  "Compliance Certificate" shall have the meaning assigned to it in Annex D.

                  "Consolidated Current Assets" means Current Assets of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated  Current  Liabilities" means Current Liabilities
of  the  Borrower  and  its  Consolidated  Subsidiaries,   as  determined  on  a
consolidated basis in accordance with GAAP.

                  "Consolidated  Funded  Indebtedness" means Funded Indebtedness
of  the  Borrower  and  its  Consolidated  Subsidiaries,   as  determined  on  a
consolidated basis in accordance with GAAP.

                  "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Borrower in accordance with GAAP.

                  "Consolidated Tangible Net Worth" means Tangible Net Worth of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated  Total  Liabilities" means the total liabilities
of  the  Borrower  and  its  Consolidated  Subsidiaries,   as  determined  on  a
consolidated basis in accordance with GAAP.

                  "Contracts" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by Borrower, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

                  "Conversion Date" shall mean the effective date for conversion to a fixed interest rate as such date is specified in the certificate of the Trustee in the form of "Exhibit A" to each Letter of Credit.

                  "Credit Facility Documents" shall mean the Credit Agreement dated as of February 23, 1995 among Borrower and The Chase Manhattan Bank, as agent for the Banks (as defined therein), as same has been amended from time to time and such other documents and agreements as shall have been executed and delivered in connection therewith.

                  "Current Assets" means all assets of the Borrower treated as current assets in accordance with GAAP.

                  "Current Liabilities" means all liabilities of Borrower treated as current liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or within one year after the date in which the determination is made and (b) installment and sinking fund payments required to be made within one year after the date on which the determination is made, but excluding all such liabilities or obligations which are renewable or extendable at the option of the Borrower to a date more than one year from the date of determination.

                  "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "Default Rate" shall have the meaning assigned to it in
Section 1.4(d).

                  "Disclosure Schedules" shall mean the Schedules prepared by Borrower and denominated as Disclosure Schedules 3.2 through 6.7 in the Index to the Agreement.

                  "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located.

                  "Dollars" or "$" shall mean lawful currency of the United States of America.

                  "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. ss.ss. 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss.ss. 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. ss.ss. 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. ss.ss. 2601 et seq.); the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. ss.ss. 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

                  "Environmental  Permits"  shall  mean all  permits,  licenses,
authorizations,   certificates,   approvals,   registrations  or  other  written
documents required by any Governmental Authority under any Environmental Laws.

                  "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by Borrower, located at the Real Estate and, in any event, including all Borrower's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment, and all engineering, processing and manufacturing equipment, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and situated at the Real Estate, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

                  "ERISA Affiliate" shall mean, with respect to Borrower, any trade or business (whether or not incorporated) which, together with Borrower, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

                  "ERISA Event" shall mean, with respect to Borrower or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of Borrower or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
(c) the complete or partial withdrawal of Borrower or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by Borrower or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status.

                  "ESOP" shall mean a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

                  "Event of Default" shall have the meaning assigned to it in
Section 8.1.

                  "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Lender.

                  "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System, or any successor thereto.

                  "Fees" shall mean any and all fees payable to Lender pursuant to the Agreement or any of the other Loan Documents.

                  "Financial Officer" shall mean any of the chief executive officer, treasurer, vice president-finance or chief accounting officer of Borrower.

                  "Financial Statements" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 of the Agreement and Annex D to the Agreement.

                  "Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

                  "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower, ending on June 30, September 30, December 31 and March 31 of each year.

                  "Fiscal Year" shall mean any of the annual accounting periods of Borrower ending on March 31 of each year.

                  "Fixed Rate" shall have the meaning herein as in the Indenture

                  "Fixtures" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by Borrower located at the Real Estate.

                  "Forfeiture Proceeding" means any action, proceeding or investigation affecting the Borrower or any of its Subsidiaries or Affiliates before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure of forfeiture of any of their property which could reasonably be expected to have a Material Adverse Effect.

                  "Funded Indebtedness" means, with respect to any Person, all Indebtedness of such Person for money borrowed which by its terms matures more than one year from the date as of which such Funded Indebtedness is incurred, and any Indebtedness of such Person for money borrowed maturing within one year from such date which is renewable or extendable at the option of the obligor to a date beyond one year from such date (whether or not theretofore renewed or extended), including any such indebtedness renewable or extendable at the option of obligor under, or payable from the proceeds of other indebtedness which may be incurred pursuant to, the provisions of any revolving credit agreement or other similar agreement.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date, consistently applied as such term is further defined in Annex G to the Agreement.

                  "Governmental Authority" shall, and any agency,  department or
other  entity  exercising  executive,   legislative,   judicial,  regulatory  or
administrative functions of or pertaining to government.

                  "Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

                  "Indebtedness" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of property or services (except trade payables in the ordinary course of business); (c) Unfunded Benefit Liabilities of such Person (if such Person is not the Borrower, determined in a manner analogous to that of determining Unfunded Benefit Liabilities of the Borrower); (d) the amount available for drawing under any outstanding standby letters of credit issued for the account of such Person, less the principal amount of any other Indebtedness secured by such letters of credit; (e) obligations arising under acceptance facilities; (f) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (g) obligations secured by any Lien on property of such Person; and (h) obligations of such Person as lessee under Capital Leases.

                  "Indentures" shall mean collectively, the Ontario Indenture, Wayne Indenture, Janesville Indenture and Rochester Indenture.

                  "Indemnified Liabilities" shall have the meaning assigned to it in Section 1.9.

                  "Index Rate" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "prime rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a prime rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

                  "Index Rate Loan" shall mean a Loan or portion thereof bearing interest by reference to the Index Rate.

                  "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Insurance Company Financing" shall mean the loan transactions described in the Insurance Company Loan Documents.

                  "Insurance Company Loan Documents" shall mean the Insurance Company Note Agreement and each promissory note and other document executed in connection therewith.

                  "Insurance   Company  Note  Agreement"  shall  mean  the  Note
Agreement dated February 23, 1995 between Borrower and The Prudential Insurance Company of America and John Hancock Mutual Life Insurance Company.

                  "Interest Drawing" shall mean a drawing under any Letter of Credit resulting from the presentation of a certificate in the form of "Exhibit C" to any Letter of Credit.

                  "Interest Expense" shall mean, for any period, the sum, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

                           (a)      all interest in respect of Indebtedness
accrued or capitalized during such period (whether or not actually paid during such period), minus

                           (b) all interest income during such period.

                  "Interest Payment Date" shall mean (a) while the Bonds bear interest at a Variable Rate, (i) for the Rochester Bonds, the first day of each January, April, July and October occurring after the Closing Date and commencing with October 1, 1997 and for the Ontario Bonds, Wayne Bonds and Jamesville Bonds the first day of each March, June, September and December occurring after the Closing Date and commencing with September 1, 1997 and (ii) the Conversion Date and (b) after the Conversion Date, the first day of each March and September occurring after the Conversion Date.

                  "Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by Borrower, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "IRS" shall mean the Internal Revenue Service, or any successor thereto.

                  "Issuer" shall mean as applicable, (i) with respect to the Ontario Bonds, the Ontario Bounty Industrial Development Agency, a corporate governmental agency constituting a body corporate and a public benefit corporation of the State of New York, located in Ontario County, New York and any successor body to the duties of functions of such Issuer, (ii) with respect to the Janesville Bonds, the City of Janesville, Wisconsin, a municipality organized and existing under the constitution and laws of the State of Wisconsin and any successor body to the duties or functions of such Issuer, (iii) with respect to the Rochester Bonds, the City of Rochester, Minnesota, a municipal corporation of the State of Minnesota and any successor body to the duties or functions of such Issuer and (iv) with respect to the Wayne Bonds, the Wayne County Industrial Development Agency, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State of New York, located in Wayne County, New York and any successor body to the duties or functions of such Issuer.

                  "Janesville Bonds" shall mean the Industrial Development Refunding Revenue Bonds (Seneca Foods Corporation Project) Series 1992 of the City of Janesville, in the original principal amount of Seven Million Seven Hundred Ten Thousand Dollars ($7,710,000).

                  "Janesville Indenture" shall mean that certain Indenture of Trust, dated as of October 1, 1992, between the Trustee and the applicable Issuer, relating to the Bonds, as amended or supplemented in accordance with the terms hereof and thereof.

                  "Janesville Letter of Credit" shall mean the irrevocable transferable letter of credit that Lender has caused to be issued in favor of Trustee for the benefit of the applicable Bondholders, in the form of Appendix I hereto.

                  "L/C Issuer" shall have the meaning assigned to such term in Annex B.

                  "Lender" shall mean GE Capital.

                  "Letter of Credit Fees" shall have the meaning given to such phrase in Annex B of this Agreement.

                  "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Lender at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Lender with respect to any Letter of Credit.

                  "Letter  of  Credit"  or  Letters  of  Credit"   shall   mean,
individually and collectively, the Ontario Letter of Credit, Wayne Letter of Credit, Janesville Letter of Credit and Rochester Letter of Credit.

                  "License" shall mean any license of rights or interests now held or hereafter acquired by Borrower.

                  "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

                  "Litigation" shall have the meaning assigned to it in Section 3.13.

                  "Liquidity Loan" shall mean each Loan made by Lender with respect to a Liquidity Drawing.

                  "Liquidity Drawing" shall mean a drawing under any Letter of Credit resulting from the presentation of a certificate in the form of "Exhibit E" to each Letter of Credit.

                  "Loan Account" shall have the meaning assigned to it in
Section 1.8.

                  "Loan Documents" shall mean the Agreement, the Collateral Documents, the Pledge Agreements, the Sale Agreements and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower, or any employee of Borrower, and delivered to Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications.

                  "Loan Interest Payment Date" means the first Business Day of each month to occur while such Loan is outstanding, provided, that, in addition to the foregoing, each of (x) the date upon which the Commitment has been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

                  "Loans" shall mean, at any time, the aggregate amount of payments by Lender with respect to Letter of Credit Obligations or other advances or financial accommodations provided to Borrower by Lender.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Borrower considered as a whole, (b) Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Lender's Liens on the Collateral or the priority of such Liens, or (d) Lender's rights and remedies under the Agreement and the other Loan Documents.

                  "Moody's" shall mean Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, it successors and assigns.

                  "Mortgaged Properties" shall have the meaning assigned to it in Annex C.

                  "Mortgages" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by Borrower to Lender with respect to the Mortgaged Properties, all in form and substance satisfactory to Lender.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which Borrower or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "Notice of Extension" shall have the meaning specified in Annex B hereof.

                  "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by Borrower to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of Borrower, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to Borrower under the Agreement or any of the other Loan Documents.

                  "Ontario Bonds" shall mean the Industrial Development Refunding Revenue Bonds (Seneca Foods Corporation Project) Series 1992 of the Ontario County Industrial Development Agency, in the original principal amount of Five Million One Hundred Eighty Five Thousand Dollars ($5,185,000).

                  "Ontario Indenture" shall mean that certain Indenture of Trust, dated as of August 1, 1992, between the Trustee and the applicable Issuer, relating to the Bonds, as amended or supplemented in accordance with the terms hereof and thereof.

                  "Ontario Letter of Credit" shall mean the irrevocable transferable letter of credit that Lender has caused to be issued in favor of Trustee for the benefit of the applicable Bondholders, in the form of Appendix II hereto.

                  "Operating Cash Flow" shall mean, for any period, the sum, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

                           (a)      Net operating income (calculated before
taxes, interest income, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period plus

                           (b)      depreciation and amortization (to the extent
deducted in determining net operating income) for such period.

                  "Original Purchase Price" shall have the meaning specified in each Letter of Credit.

                  "Original Stated Amount" shall mean (i) $7,996,431.78 with respect to the Janesville Letter of Credit, (ii) $5,377,626.30 with respect to the Ontario Letter of Credit, (iii) $4,848,679.45 with respect to the Rochester Letter of Credit and (iv) $5,247,982.47 with respect to the Wayne Letter of Credit.

                  "Outstanding" or "Bonds outstanding" shall have the meaning herein as in the Indentures.

                  "PACA" shall mean the Perishable Agriculture Commodities Act, as amended, 7 U.S.C. ss.ss.499 a-s.

                  "PACA Goods" shall mean Inventory consisting of "perishable agricultural commodities" as such term is defined in PACA.

                  "Paying Agent" shall have the same meaning herein as in the Indenture.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Encumbrances" shall have the meaning specified in
Section 6.7(k).

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

                "Pillsbury" means The Pillsbury Company, a Delaware corporation.

                  "Pillsbury Alliance Agreement" means the agreement dated December 8, 1994 between Pillsbury and Borrower, executed pursuant to the Pillsbury Asset Purchase Agreement, and providing for the sale by Borrower and the purchase by Pillsbury of certain products as provided therein, as the same has been amended pursuant to the First Amendment to Alliance Agreement dated as of February 10, 1995.

                  "Pillsbury Asset Purchase Agreement" means that certain Asset Purchase Agreement dated December 8, 1994, between Pillsbury and Borrower and providing for the purchase by Borrower from Pillsbury of certain plants and related assets owned by Pillsbury, as the same has been amended pursuant to First Amendment to Asset Purchase Agreement, dated as of February 10, 1995.

                  "Pillsbury Documents" means, collectively, (i) the Pillsbury Alliance Agreement, (ii) the Pillsbury Asset Purchase Agreement, (iii) the Pillsbury Note, (iv) the Pillsbury Subordination Agreement, (v) the ss. 1111(b) Agreement, (vi) the Security Agreement and each Mortgage, Security Agreement and Fixture Financing Statement between Borrower and Pillsbury, each executed pursuant to the Pillsbury Asset Purchase Agreement, and (vii) the Consent and Agreement.

                  "Pillsbury Note" means the 8% Secured Non-Recourse Subordinated Promissory Note and any replacement therefor, executed and delivered by Borrower to Pillsbury in payment of part of the purchase price of the assets sold to Borrower pursuant to the Pillsbury Asset Purchase Agreement, as same may be issued in a different principal amount, pursuant to the second paragraph of Section 1 thereof, in accordance with Section 2.02(a) of the Pillsbury Asset Purchase Agreement.

                  "Pillsbury Subordination Agreement" means the Agreement Regarding Subordination dated as of February 1, 1995 among Pillsbury, Borrower, The Chase Manhattan Bank, as agent and each Purchaser under and as defined in the Insurance Company Note Agreement.

                  "Placement Memorandum" shall mean any official statement, placement memorandum, offering circular or other disclosure document relating to the Bonds.

                  "Plan" shall mean, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by Borrower.

                  "Pledge Agreements" shall mean collectively, (i) each Pledge Agreement, dated as of the Closing Date among Borrower, Lender and Norwest Bank Minnesota, National Association, as escrow agent thereunder, as amended or supplemented from time to time, or any other such agreement entered into by Borrower in connection with the issuance of any Letter of Credit, as from time to time supplemented and amended and (ii) any other pledge agreements delivered to Lender by Borrower.

                  "Pledged Bonds" means any and all Bonds which are, at the time of determination thereof, held by the escrow agent under the Pledge Agreement in pledge to Lender pursuant to a Pledge Agreement.

                  "Prior Lender" shall mean ABN Amro Bank N.A., New York Branch.

                  "Prior Lender Obligations" shall mean all sums due and owing to Prior Lender as of the date hereof.

                  "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of Borrower against third parties for injury to or any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

                  "Project" shall have the same meaning herein as in each Sale Agreement.

                  "Qualified Plan" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

                  "Qualified Public Offering" shall mean a firm underwritten public offering of common stock registered on form S-1, S-2 or S-3 under the Securities Act of 1933, as amended, by a nationally recognized investment banking firm, resulting in net proceeds to the issuer of at least $10,000,000, and after giving effect to which the issuer shall be qualified for listing on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

                  "Real Estate" shall have the meaning assigned to it in Section 3.6.

                  "Redemption Cash Collateral Account" shall have the meaning assigned to it in Section 1.2(b).

                  "Redemption Drawing" shall mean a drawing under any Letter of Credit resulting from the presentation of a certificate in the form of "Exhibit D" to the Letter of Credit.

                  "Related Transactions" means the issuance of each Letter of Credit on the Closing Date, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

                  "Related Transactions Documents" shall mean the Loan Documents and the Bond Documents.

                  "Release" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

                  "Remarketing Agent" shall have the same meaning herein as in the Indentures.

                  "Restricted Payment" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

                  "Retiree Welfare Plan" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                  "Rochester Bonds" shall mean the Industrial Development Refunding, Revenue Bonds (Seneca Foods Corporation Project) Series 1992 of the City of Rochester, in the original principal amount of Four Million Six Hundred Seventy Five Thousand Dollars ($4,675,000).

                  "Rochester Indenture" shall mean that certain Indenture of Trust, dated as of August 1, 1992, between the Trustee and the applicable Issuer, relating to the Bonds, as amended or supplemented in accordance with the terms hereof and thereof.

                  "Rochester Letter of Credit" shall mean the irrevocable transferable letter of credit that Lender has caused to be issued in favor of Trustee for the benefit of the applicable Bondholders, in the form of Appendix III hereto.

                  "Sale Agreements" shall mean each Sale Agreement between each Issuer and Borrower, dated as of the date of each respective Indenture, as from time to time amended or supplemented in accordance with the terms hereof and thereof.

                  "Security Agreement" shall mean the Security Agreement of even date herewith entered into between Lender and Borrower.

                  "Significant Subsidiary" means any Subsidiary (i) whose assets constituted 10% or more of Consolidated Tangible Net Worth as of the end of the most recent Fiscal Quarter or (ii) which contributed 10% or more of Borrower's and its Consolidated Subsidiaries' net income, as determined on a consolidated basis in accordance with GAAP), for any of the three Fiscal Years then most recently ended.

                  "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probably liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

                  "Stated Amount" shall have the same meaning herein as in the Letter of Credit.

                  "Stated Maturity" shall mean, when used with respect to any Bonds, the date specified in such Bonds as the fixed date on which the principal of such Bonds is due and payable.

                  "Stated Maturity Drawing" shall mean a drawing under any Letter of Credit resulting from the presentation of a certificate in the form of "Exhibit G" to the Letter of Credit.

                 "Stated Termination Date" shall mean September 15, 2000 or such later date to which the Stated Termination Date may be extended from time to time pursuant to the terms of the Agreement.

                  "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                  "Subordinated Debt" shall mean Indebtedness of Borrower subordinated to the Obligations in a manner and form satisfactory to Lender in its sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

                  "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

                  "Tangible Net Worth" means, at any date of determination thereof, the excess of total assets of the Borrower over total liabilities of the Borrower, excluding, however, from the determination of total assets, all intangible assets required to be classified as such in accordance with GAAP, such as organization costs, unamortized debt discount and expense, goodwill, patents, trademarks, copyrights, contractual franchises and research and development expenses.

                  "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender by the jurisdictions under the laws of which Lender is organized or any political subdivision thereof.

                  "Tender  Agent" shall mean Norwest  Bank  Minnesota,  National
Association, a national banking association, as Tender Agent under each Indenture, and any successor Tender Agent.

                  "Termination Date" shall mean the date on which the Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, cancelled or backed by stand-by letters of credit in accordance with Annex B, and Borrower shall not have any further right to borrow any monies under the Agreement.

                  "Title IV Plan" shall mean an employee pension benefit plan, as defined in Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which Borrower or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Trust Estate" shall have the same meaning herein as in the Indentures.

                  "Trustee"   shall  mean  Norwest  Bank   Minnesota,   National
Association, a national banking association, as Trustee under each Indenture, and any successor trustee thereunder.

                  "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrower or any ERISA Affiliate as a result of such transaction.

                  "Variable Rate" shall have the same meaning herein as in the Indenture.

                  "Wayne Bonds" shall mean the Industrial Development Refunding Revenue Bonds (Seneca Foods Corporation Project) Series 1992 of the Wayne County Industrial Development Agency, in the original principal amount of Five Million Sixty Thousand Dollars ($5,060,000).

                  "Wayne Indenture" shall mean that certain Indenture of Trust, dated as of June 1, 1992, between the Trustee and the applicable Issuer, relating to the Bonds, as amended or supplemented in accordance with the terms hereof and thereof.

                  "Wayne Letter of Credit" shall mean the irrevocable transferable letter of credit that Lender has caused to be issued in favor of Trustee for the benefit of the applicable Bondholders, in the form of Appendix IV hereto.

                  All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, reference in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

                  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of Borrower has actual knowledge or awareness of a particular fact or circumstance or that Borrower, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX B (Section 1.2)
                                       to
                         MASTER REIMBURSEMENT AGREEMENT

                                LETTERS OF CREDIT


         (a) Issuance. Subject to the terms and conditions of the Agreement, Lender agrees to incur from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Lender in its sole discretion (each, an "L/C Issuer")) for Borrower's account and guaranteed by Lender; provided, however, that the aggregate amount of all such Letter of Credit Obligations shall not at any time exceed Twenty Three Million Five Hundred Thousand and 00/100 Dollars ($23,500,000) (the "L/C Sublimit") minus the aggregate outstanding principal balance of the Loans. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and Lender shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiry date which is later than the Commitment Termination Date.

         (b) Loan Automatic. In the event that Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Loan to Borrower under this Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 2.

         (c) Cash Collateral. In addition to the requirements of Section 1.2 of the Agreement, if Borrower is required to provide cash collateral for any Letter of Credit Obligations under any other provision of the Agreement, Borrower shall pay to Lender cash in amounts acceptable to Lender; such funds to be held by Lender in a cash collateral account ("Cash Collateral Account") maintained at a bank or financial institution acceptable to Lender or, if any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either cause (i) all such Letters of Credit and guaranties thereof to be canceled and returned, or (ii) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are to be satisfactory to Lender in its sole discretion or (iii) pay to Lender cash, in an amount equal to 105% of the aggregate maximum amount then available to be drawn for deposit in the Cash Collateral Account. Any Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Lender in a manner satisfactory to Lender. Borrower hereby pledges and grants to Lender a security interest in all such funds held in the Cash Collateral Account and all proceeds thereof as collateral for payment of all Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

         From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Lender may apply such funds then held in the Cash Collateral Account to the payment of any amounts, in accordance with the provisions of Section 1.7 of the Agreement.

         No Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lender in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.

         (d) Fees and Expenses. Borrower agrees to pay to Lender, as compensation to Lender for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Lender on account of such Letter of Credit Obligations, and (ii) for each fiscal quarter during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under all applicable Letters of Credit. Such fee shall be paid to Lender in arrears on the first day of each fiscal quarter. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such of each Letter of Credit or otherwise payable pursuant to the application and related documentation under which each Letter of Credit is issued.

         (e) Obligation Absolute. The obligation of Borrower to reimburse Lender for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities. Such obligations of Borrower shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

                  (ii) the existence of any claim, set-off, defense or other right which Borrower or any of its Affiliates may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

                  (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by Lender (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

                  (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                  (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

         (f) Indemnification; Nature of Lender's Duties. (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or
(B) the failure of Lender or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Lender (as finally determined by a court of competent jurisdiction).

                  (ii) As between Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Lender under any Letter of Credit or guaranty thereof, Lender shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) for any consequences arising from causes beyond the control of Lender. None of the above shall affect, impair, or prevent the vesting of any of Lender's rights or powers hereunder or under the Agreement.

                  (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer.

         (g)      Reduction and Termination.

                  (i) The Trustee shall have the right at any time to reduce permanently, without penalty or premium, the Stated Amount of any Letter of Credit upon not less than two (2) Business Days' prior written notice to Lender by the Trustee in the form of Exhibit D or H to each Letter of Credit, designating the date (which shall be a Business Day) of such reduction and the amount of such reduction. Such reduction of the Stated Amount of any Letter of Credit shall be effective, after receipt of such notice on the third Business Day following the date of delivery of such notice. Any reduction other than by virtue of a payment at maturity shall be in an amount not less than Five Thousand Dollars ($5,000). After such reduction, the Stated Amount of any such Letter of Credit shall be not less than the sum of (i) the amount of principal of the Bonds then Outstanding, plus (ii) interest on said principal amount at a maximum rate of twelve percent (12%) per annum for a period of one hundred thirteen (113) days.

                  (ii) If the Trustee shall partially reduce the Stated Amount pursuant to clause (i) above, Lender shall then have the right to require the Trustee to simultaneously surrender the outstanding Letter of Credit to the L/C Issuer on the effective date of such partial reduction of the Stated Amount and to accept on such date, in substitution for such outstanding Letter of Credit, a substitute irrevocable Letter of Credit, dated such date, for an amount equal to the amount to which the Stated Amount shall have been so reduced but otherwise having terms identical to such Letter of Credit then outstanding.

                  (iii) Fifteen (15) days following receipt by Lender of a certificate of the Trustee in the form of Exhibit B to any Letter of Credit, such Letter of Credit shall terminate and no further drawings will be or need be honored thereunder.

         (h)      Reinstatement of the Amount of the Letter of Credit.

                  (i) As set forth in each Letter of Credit, the Available Amount of any Letter of Credit shall be reduced by an amount equal to the amount of any drawing made thereunder; provided, however, that the amount of any Interest Drawing, less the amount of the reduction in the Stated Amount of any Letter of Credit attributable to interest as specified in a certificate in the form of Exhibit D of H to any Letter of Credit, will be automatically reinstated without further notice to any Person, unless Lender advises the Trustee by tested telex, telecopy or in writing within ten (10) calendar days following the date of any Interest Drawing that (A) Lender has not been reimbursed in full for such Interest Drawing or (B) any other Event of Default has occurred and is continuing and as a consequence thereof the amount of such Interest Drawing will not be reinstated. After such reinstatement the Stated Amount of such Letter of Credit shall be no less than the sum of (x) the amount of principal of the Bonds then outstanding, plus (y) interest on said principal amount at a maximum rate of twelve percent (12%) per annum for a period of one hundred thirteen
                  (113) days.

                  (ii) Without limiting the automatic reinstatement provisions in each Letter of Credit regarding Liquidity Drawings, prior to the Conversion Date upon reimbursement to Lender of the amount of any Liquidity Drawing prior to any remarketing of the Bond(s) in respect of which such Liquidity Drawing was made, plus all accrued interest thereon (provided no Event of Default shall have occurred and be continuing of which notice has been given to the Trustee), Lender will cause the applicable Letter of Credit to be reinstated by an amount equal to the principal amount of such reimbursed Liquidity Drawing plus the amount equal to the principal amount of such reimbursed Liquidity Drawing plus the accrued interest portion, if any, included in the relevant Liquidity Drawing when made. In addition, prior to any Conversion Date, in the event of the remarketing of Pledged Bonds purchased with the proceeds of a Liquidity Drawing, Lender's obligation to cause the L/C Issuer to honor drawings under the applicable Letter of Credit will be automatically reinstated concurrently upon receipt by Lender, or the Trustee or the Tender Agent on behalf of Lender, of an amount equal to the principal amount of and accrued interest on such Bonds (or portions thereof) arising out of the remarketing of such Bonds. Such reinstatement shall be in an amount equal to the Original Purchase Price thereof. In the event that Lender receives an amount pursuant to this clause in excess of the Obligations owing to Lender hereunder and no Event of Default or Default shall have occurred and be continuing, Lender will pay any such excess to the Trustee for deposit in the Bond Fund created under the Indenture for application in accordance with the terms thereof.

                  (iii) Lender will promptly notify the Trustee, the Issuer and the Remarketing Agent of any reinstatement of the Letter of Credit pursuant to clause (ii) above but failure to provide such notice shall not affect the reinstatement of the Letter of Credit as provided above.

                  (iv) Borrower hereby irrevocably and unconditionally instructs Lender to cause the Letter of Credit to be reinstated, in accordance with clauses (i) and (ii) above and in accordance with the terms of each Letter of Credit.

         (i) Substitute Letter of Credit. Notwithstanding any provisions of any Indenture to the contrary, Borrower agrees not to replace any Letter of Credit prior to September 15, 2000; provided that if (x)Lender makes demand for payment for additional amounts pursuant to Section 1.12 of this Agreement, such amounts are paid and Borrower gives Lender written notice of its election to terminate the Letters of Credit not later than ninety (90) days following such demand for payment or (y) following Lender's receipt of a written request from Borrower in which Borrower requests Lender to extend the Stated Termination Date, Lender shall have notified Borrower in writing that it elects not to extend the Stated Termination Date, then Borrower may, if no Pledged Bonds and Bonds owned by Lender remain outstanding and all payment obligations owed to Lender by Borrower under this Agreement or any other Loan Document, respectively, shall have been paid in full, provide the Trustee with a substitute or replacement letter of credit meeting the requirements of each Indenture and instruct the Trustee to terminate the Letters of Credit (or any Letter of Credit issued in respect of the Bonds) and to surrender the same to Lender for termination and cancellation.

         (j) Disbursement of Drawing. Borrower hereby directs Lender to cause payments under the Letter of Credit to be made in the manner set forth therein. The Trustee may change the disbursal instruction by notice in writing to Lender and the same shall become effective upon actual receipt of such notice by Lender.

         (k) Section 3.1(a) Redemptions. Upon receipt by Lender of funds in connection with a redemption of Bonds under Section 3.1(a) of the Indenture, Lender shall notify the Trustee of such fact and its consent to said Section 3.1(a) redemption to the extent of such amount.

                                     ANNEX C
                                       to
                         MASTER REIMBURSEMENT AGREEMENT


                    SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS

In addition to, and not in limitation  of, the  conditions  described in Section
2.1 of the Agreement, pursuant to Section 2.1, the following items must be received by Lender in form and substance satisfactory to Lender on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

         A.       Appendices.       All Appendices to the Agreement, in form and
 substance satisfactory to Lender.

         B. Security Agreement. Duly executed originals of each Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

         C. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Lender, in favor of Lender.

         D. Security Interests and Code Filings. (a) Evidence satisfactory to Lender that Lender has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by Borrower (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Lender may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name Borrower as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated) and other financing statements filed in favor of Borrower with respect to each location, if any, at which Inventory may be consigned.

                  (b) Control Letters from (i) all issuers of uncertificated securities and financial assets held by Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by Borrower.

         E. Payoff Letter; Termination Statements. Copies of a duly executed payoff letter, in form and substance satisfactory to Lender, by and between all parties to the Prior Lender loan documents evidencing repayment in full of all Prior Lender Obligations, together with UCC-3 or other appropriate termination statements, in form and substance satisfactory to Lender, manually signed by the Prior Lender releasing all liens of Prior Lender upon any of the personal property of Borrower.

         F. Letter of Direction. Duly executed originals of a letter of direction from Borrower addressed to Lender with respect to the issuance on the Closing Date of the Letters of Credit and the incurrence of the Letter of Credit Obligations.

         G. Charter and Good Standing. For Borrower, such Person's (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in Wisconsin and Minnesota, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

         H. Bylaws and Resolutions. For Borrower, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

         I. Incumbency Certificates. For Borrower, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

         J. Opinions of Counsel. Duly executed originals of opinions of Jaeckle Fleischmann & Mugel, LLP, counsel for the Borrower, together with any local counsel opinions requested by Lender, each in form and substance satisfactory to Lender and its counsel, dated the Closing Date.

         K. Pledge Agreements. Duly executed originals of each of the Pledge Agreements with respect to the Pledged Bonds in form and substance satisfactory to Lender.

         L. Accountants' Letter. A letter authorizing the independent certified public accountants of the Borrower to communicate with Lender in accordance with
Section 4.2 and acknowledging Lender's reliance on the auditor's certification of past and future Financial Statements.

         M. Appointment of Agent for Service. An appointment of CT Corporation as Borrower's agent for service of process.

         N. Officer's Certificate. Lender shall have received duly executed originals of a certificate of the Chief Executive Officer and Vice President-Finance of Borrower, dated the Closing Date, stating that, since March 31, 1997 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (c) there have been no Restricted Payments made by Borrower; and (d) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries.

         O. Mortgages. Mortgages covering all of the Real Estate (the "Mortgaged Properties") together with: (a) title insurance policies, current as-built surveys, zoning letters and certificates of occupancy, in each case satisfactory in form and substance to Lender, in its sole discretion; (b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Lender, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Lender (or in favor of such other trustee as may be required or desired under local law); and (c) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel satisfactory to Lender.

         P. Subordination and Intercreditor Agreements. Lender shall have received any and all subordination and/or intercreditor agreements, all in form and substance reasonably satisfactory to Lender, in its sole discretion, as Lender shall have deemed necessary or appropriate with respect to any Indebtedness of Borrower.

         Q. Appraisals. Lender shall have received appraisals as to all Equipment which shall be in form and substance satisfactory to Lender.

         R. Audited Financials; Financial Condition. Lender shall have received Borrower's final Financial Statements for its Fiscal Year ended March 31, 1997, audited by Deloitte & Touche LLP. Borrower shall have provided Lender with its current operating statements, a consolidated and consolidating balance sheet and statement of cash flows with respect to Borrower certified by its Chief Financial Officer, in each case in form and substance satisfactory to Lender, and Lender shall be satisfied, in its sole discretion, with all of the foregoing. Lender shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of Borrower containing such other statements with respect to the solvency of Borrower and matters related thereto as Lender shall request.

         S. Other Documents. Such other certificates, documents and agreements respecting Borrower as Lender may, in its sole discretion, request.

                             ANNEX D (Section 4.1(a)
                                       to
                         MASTER REIMBURSEMENT AGREEMENT


              FINANCIAL STATEMENTS, PROJECTIONS AND OTHER REPORTING

                  Borrower shall deliver or cause to be delivered to Lender the following:

                  (a) Quarterly Financials. As soon as available and in any event within forty five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and a consolidated income statement and statements of cash flows and changes in stockholders' equity, of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous Fiscal Year and all prepared in accordance with GAAP and certified by a Financial Officer of the Borrower (subject to year-end adjustments); provided, however, that delivery (within the time period specified above) of the Quarterly Report of the Borrower on Form 10-Q for such Fiscal Quarter filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section (a);

                  (b) Operating Plan. As soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan for Borrower, approved by the Board of Directors of Borrower, for the following year, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, and cash flow projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, capital expenditures and facilities;

                  (c) Annual Audited Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and a consolidated income statement and statements of cash flows and changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for such Fiscal Year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior Fiscal Year and all prepared in accordance with GAAP and accompanied by an opinion thereon acceptable to the Agent and each of the Banks by Deloitte & Touche or other independent accountants of national standing selected by the Borrower; provided, however, that delivery (within the time period specified above) of the Annual Report of the Borrower on Form 10-K for such Fiscal Year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section
(c).

                  (d) simultaneously with the delivery of the financial statements referred to above, a certificate of a Financial Officer of the Borrower (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) and with computations demonstrating compliance with the financial covenants contained in Annex G;

                  (e) simultaneously with the delivery of the annual financial statements referred to in clause (c), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof.

                  (f) Management Letters. Within five (5) Business Days after receipt thereof by Borrower, copies of all management letters, exception reports or similar letters or reports received by Borrower from its independent certified public accountants;

                  (g) Default Notices. As soon as practicable, and in any event within ten (10) days after an executive officer of Borrower has actual knowledge of, any event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof and the action proposed to be taken, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

                  (h) SEC Filings and Press Releases. Promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by Borrower to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by Borrower to the public concerning material adverse changes or developments in the business of any such Person;

                  (i) Debt and Equity Notices. As soon as practicable, copies of all material written notices given or received by Borrower with respect to any Subordinated Debt, Insurance Company Loan Documents, Pillsbury Notes, the Credit Facility Documents or Stock of any Person, and, within two (2) Business Days after Borrower obtains knowledge of any matured or unmatured event of default with respect to any Senior Notes, the Credit Facility or Subordinated Debt, notice of such event of default;

                  (j) Supplemental Schedules. Supplemental disclosures, if any, required by Section 5.6 of the Agreement;

                  (k) Litigation. Promptly upon learning thereof, written notice of any Litigation commenced or threatened against Borrower that (i) seeks damages in an amount in excess of $300,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against Borrower or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by Borrower, or (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities;

                  (l) Insurance Notices. Disclosure of losses or casualties required by Section 5.4 of the Agreement;

                  (m) Copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Lender may request in its reasonable discretion; and

                  (n)  Other   Documents.   Such  other   financial   and  other
information respecting Borrower's business or financial condition as Lender shall, from time to time, reasonably request.

                            ANNEX E (Section 4.1(b))
                                       to
                         MASTER REIMBURSEMENT AGREEMENT


                               COLLATERAL REPORTS

                  Borrower shall deliver or cause to be delivered to Lender the following:


                  (a) Borrower, at its own expense, shall deliver to Lender such appraisals of its assets as Lender may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to Lender;

                  (b) (i) No later than 90 days following the end of each fiscal year and (ii) not later than 45 days following the end of the second fiscal quarter of each fiscal year, reports setting forth in detail reasonably satisfactory to Lender all Collateral acquired, sold, transferred or otherwise disposed of by Borrower during the six month fiscal period then being report upon; and

                  (c) Such other reports, statements and reconciliations with respect to the Collateral as Lender shall from time to time request in its reasonable discretion.

                             ANNEX F (Section 11.10)
                                       to
                         MASTER REIMBURSEMENT AGREEMENT

                                NOTICE ADDRESSES


(A)      If to Lender, at

         General Electric Capital Corporation
         201 High Ridge Road
         Stamford, Connecticut 06927-5100
         Attention:  Seneca Foods Account Manager
         Telecopier No.: (203) 316-7823
         Telephone No.:  (203) 316-7500

         with copies to:

         Hahn & Hessen LLP
         350 Fifth Avenue
         New York, New York 10118
         Attention:  Linda C. Berman, Esq.
         Telecopier No.: (212) 594-7167
         Telephone No.:  (212) 736-1000

         and

         General Electric Capital Corporation
         201 High Ridge Road
         Stamford, Connecticut 06927-5100
         Attention:  Corporate Counsel - Commercial Finance
         Telecopier No.: (203) 316-7889
         Telephone No.:  (203) 316-7552

(B)      If to Borrower, at

         Seneca Foods Corporation
         1162 Pittsford-Victor Road
         Pittsford, New York 14534
         Attention:  Philip G. Paras
         Telecopier No.: (716) 385-4249
         Telephone No.:  (716) 383-4643


(C.)     If to the Issuer, to

         Ontario County Industrial Development Agency
         5297 Parkside Drive
         Canandaigua, New York 14425-9650
         Attention: Chairman

         or

         City of Rochester
         City Hall
         224 First Avenue, S.W.
         Rochester, Minnesota  55902
         Attention: Terry L. Adkins, City Attorney

         or

         Wayne County Industrial Development Agency
         16 Williams Street
         Lyons, New York 14489
         Attention: Chairman

         or

         City of Janesville
         Municipal Building
         18 North Jackson Street
         P.O. Box 5005
         Janesville, Wisconsin 53547
         Attention: Wald Klimczyk, City Attorney

(D)      If to the Remarketing Agent, to

         Blunt Perrish & Company
         P.O. Box 5212
         Montgomery, Alabama 36103
         Attention:  James D. Reynolds, Jr.

(E)      If to the Tender Agent, to

         Norwest Bank Minnesota, National Association
         Norwest Center
         Sixth and Marquette
         Minneapolis, Minnesota 55479-0069
         Attention:  Corporate Trust Department

(F)      If to the Paying Agent, to

         Norwest Bank Minnesota, National Association
         Norwest Center
         Sixth and Marquette
         Minneapolis, Minnesota 55479-0069
         Attention:  Corporate Trust Department

(G)      If to the Trustee, to

         Norwest Bank Minnesota, National Association
         Norwest Center
         Sixth and Marquette
         Minneapolis, Minnesota 55479-0069
         Attention:  Corporate Trust Department

                             ANNEX G (Section 6.20)
                                       to
                         MASTER REIMBURSEMENT AGREEMENT

                               FINANCIAL COVENANTS


                  Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

                  (a) Maximum Consolidated Funded Indebtedness. Borrower shall have at the end of each Fiscal Quarter set forth below, with respect to the four Fiscal Quarters then ended a ratio of (I) the average Consolidated Funded Indebtedness outstanding at the end of each of the four Fiscal Quarters then ended to (II) Operating Cash Flow of not more than the amounts set forth below opposite the date corresponding thereto:

                  Fiscal Quarter Ended               Ratio

                  June 30, 1997                      5.5 to 1.0
                  September 30, 1997                 5.5 to 1.0
                  December 31, 1997                  5.5 to 1.0
                  March 31, 1998 and each            5.0 to 1.0
                  Fiscal Quarter thereafter

                  (b) Maximum Leverage Ratio. Borrower shall have, at the end of each Fiscal Quarter set forth below a ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth not greater than the amounts set forth below opposite the date corresponding thereto:

                  Fiscal Quarter Ended               Ratio

                  June 30, 1997                      5.00 to 1.0
                  September 30, 1997                 6.00 to 1.0
                  December 31, 1997                  4.75 to 1.0
                  March 31, 1998                     4.00 to 1.0
                  June 30, 1998                      4.75 to 1.0
                  September 30, 1998                 6.00 to 1.0
                  December 31, 1998                  4.75 to 1.0
                  March 31, 1999                     4.00 to 1.0
                  June 30, 1999                      4.75 to 1.0
                  September 30, 1999                 6.00 to 1.0
                  December 31, 1999                  4.75 to 1.0
                  March 31, 2000                     4.00 to 1.0
                  June 30, 2000                      4.75 to 1.0

                  (c) Minimum Tangible Net Worth. Borrower shall maintain at the end of each Fiscal Quarter a Consolidated Tangible Net Worth equal to or greater than the amounts set forth below opposite the dates corresponding thereto:

                  Fiscal Quarter Ended               Amount

                  June 30, 1997                      $82,000,000
                  September 30, 1997                 $86,000,000
                  December 31, 1997                  $86,000,000
                  March 31, 1998 and thereafter      $90,000,000

                  (d) Minimum Interest Coverage Ratio. Borrower shall have at the end of each Fiscal Quarter then ended a ratio of Operating Cash Flow to Interest Expense with respect to the four Fiscal Quarters of not less than the amounts set forth below opposite the dates corresponding thereto:

                  Fiscal Quarter Ended               Ratio

                  June 30, 1997                      1.75 to 1.0
                  September 30, 1997                 1.75 to 1.0
                  December 31, 1997                  1.75 to 1.0
                  March 31, 1998 and thereafter      2.0 to 1.0

                  (e) Minimum Current Ratio. Borrower shall maintain at the end of each Fiscal Quarter a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than the amounts set forth below opposite the dates corresponding thereto:

                  Fiscal Quarter Ended                 Ratio

                  June 30, 1997                      1.50 to 1.0
                  September 30, 1997                 1.25 to 1.0
                  December 31, 1997                  1.25 to 1.0
                  March 31, 1998                     1.50 to 1.0
                  June 30, 1998                      1.50 to 1.0
                  September 30, 1998                 1.25 to 1.0
                  December 31, 1998                  1.50 to 1.0
                  March 31, 1999                     1.50 to 1.0
                  June 30, 1999                      1.50 to 1.0
                  September 30, 1999                 1.25 to 1.0
                  December 31, 1999                  1.50 to 1.0
                  March 31, 2000                     1.50 to 1.0
                  June 30, 2000                      1.50 to 1.0

                  (f) Minimum Working Capital. Borrower shall maintain at the end of each Fiscal Quarter an excess of Consolidated Current Assets over Consolidated Current Liabilities of not less than $90,000,000.

                  Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower and Lender agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes with the desired result that the criteria for evaluating borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. "Accounting Changes: means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by Borrower's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 18 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Borrower and Lender agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Borrower and Lender cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.